Exhibit 10.2

MASTER LEASE

This MASTER LEASE (the “Master Lease”) is entered into as of                     , 2010, by and among the entities listed as “Landlord” on Schedule 1A (individually and collectively, “Landlord”), and the entities listed as “Tenant” on Schedule 1B (individually and collectively, jointly and severally, “Tenant”).

RECITALS

A. Capitalized terms used in this Master Lease and not otherwise defined herein are defined in Article II hereof.

B. Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Master Lease.

C. Pursuant to that certain Guaranty of Master Lease dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), Guarantor agreed to guaranty the obligations of each of the entities comprising Tenant under this Master Lease.

D. A list of the                      (    ) facilities covered by this Master Lease is attached hereto as Exhibit A (each a “Facility”, and collectively, the “Facilities”).

E. Tenant and its Affiliates (as defined below) shall have exclusive and sole control over the operation of business conducted at the Facilities and all healthcare and other services provided to the residents and/or patients of the Facilities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s rights and interest in and to the following with respect to each of the Facilities (collectively the “Leased Property”):

(a) the real property or properties described in Exhibit B attached hereto (collectively, the “Land”);

(b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind now or hereafter located on the Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Landlord of each such Facility (collectively, the “Leased Improvements”);

(c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the “Related Rights”);

(d) all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”); and

(e) all Personal Property located on the Land or in the Leased Improvements as of the Commencement Date, together with all replacements, modifications, alterations and substitutes therefor (whether or not constituting an upgrade) in accordance with the terms of this Master Lease or as required by the State in which the applicable Facility is located or by any other governmental entity to operate such Facility (collectively, “Landlord’s Personal Property”); provided, however that the term “Landlord’s Personal Property” shall expressly exclude (i) Tenant’s Cash, (ii) Tenant’s Accounts, (iii) the Intangible Property, (iv) Tenant’s Personal Property and (v) all proceeds of the foregoing.

The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters affecting the Leased Property as of the Commencement Date and such subsequent covenants, conditions, restrictions, easement and other matters as may be agreed to by Landlord or Tenant in accordance with the terms of this Master Lease, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property.

1.2 Single, Indivisible Lease. This Master Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitutes one economic unit, and the Base Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided in this Master Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Master Lease apply equally and uniformly to all of the Leased Property as one unit. An Event of Default with respect to any portion of the Leased Property is an Event of Default as to all of the Leased Property. The parties intend that the provisions of this Master Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Master Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Master Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property. The parties may amend this Master Lease from time to time to include one or more additional Facilities as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this Master Lease and all of the foregoing provisions shall continue to apply in full force.

1.3 Joint and Several Obligations. Each of the entities comprising Tenant acknowledges that collectively they are jointly and severally liable for the payment of all sums payable and for the performance of all obligations performable by one or more of the Tenant entities. Notwithstanding the foregoing, however, no Tenant shall, by virtue of this Master Lease, have any rights to, or title or interest in, the Leased Property or Facility leased by another Tenant or any obligation to operate the same to the extent it is not licensed to do so under applicable law.

1.4 Term. The “Term” of this Master Lease is the Initial Term plus all Renewal Terms. The initial term of this Master Lease (the “Initial Term”) shall commence on                     , 2010 (the “Commencement Date”) and end on the last day of the calendar month in which the                      (    ) anniversary of the Commencement Date occurs, subject to renewal as set forth in Section 1.5 below.

1.5 Renewal Terms. The term of this Master Lease may be extended for two (2) separate “Renewal Terms” of five (5) years each if: (a) at least twelve (12), but not more than eighteen (18) months prior to the end of the then current Term, Tenant delivers to Landlord a “Renewal Notice” that it desires to exercise its right to extend this Master Lease for one (1) Renewal Term; and (b) no Event of Default shall have occurred and be continuing on the date Landlord receives the Renewal Notice (the “Exercise Date”) or on the last day of the then current Term. During any such Renewal Term, except as otherwise specifically provided for herein, all of the terms and conditions of this Master Lease shall remain in full force and effect. Tenant may exercise such options to renew with respect to all (and no fewer than all) of the Facilities which are subject to this Master Lease as of the Exercise Date. Notwithstanding anything to the contrary in this Section 1.5, at the request of Tenant, Landlord, in its sole discretion, may waive any condition to Tenant’s right to renew this Master Lease, and once such condition has been waived, the same may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of its renewal right for such Renewal Term.

ARTICLE II

2.1 Definitions. For all purposes of this Master Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Master Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Master Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; and (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Master Lease as a whole and not to any particular Article, Section or other subdivision.

Accounts: All accounts, including deposit accounts and any Facility Mortgage Reserve Account (to the extent actually funded by Tenant), all rents, profits, income, revenues or rights to payment or reimbursement derived from the use of beds, units, rooms or other space within the Leased Property and/or from goods sold or leased or services rendered from the Leased Property (including, without limitation, Medicare, Medicaid and other third party reimbursed receivables) and all accounts receivable, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

Additional Charges: All Impositions and all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Master Lease and, in the event of any failure on the part of Tenant to pay any of those items, except where such failure is due to the acts or omissions of Landlord, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items.

Adjusted CPI Increase: Means the CPI Increase, but in no event more than two and one-half percent (2.5%). In no event shall the Adjusted CPI Increase be less than zero.

Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term “Affiliate” shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company or partnership. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

Allocated Initial Investment: With respect to each Facility, at any given time, the “Allocated Initial Investment” allocated to such Facility as set forth on Exhibit D attached hereto.

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Taking.

Base Period: The period commencing on that date which is eighteen (18) months prior to the date any appraisal of the fair market value any Facility is made pursuant to the provisions of this Master Lease and ending on the date which is six (6) months prior to the date any such appraisal of the Facility is made.

Base Rent:

(A) During the Initial Term, means an annual amount equal to              Dollars ($            ); provided, however, that commencing with the second (2nd) Lease Year and continuing each Lease Year thereafter during the Initial Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Adjusted CPI Increase.

(B) The Base Rent for the first year of each Renewal Term shall be an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Adjusted CPI Increase. Commencing with the second (2nd) Lease Year of any Renewal Term and continuing each Lease Year thereafter during such Renewal Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Adjusted CPI Increase.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

Buyer: As defined in Section 41.14(a).

Buyer’s Notice: As defined in Section 41.14(a).

Capital Additions: With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land of such Facility, during the Term, including construction of a new wing or new story.

Capital Addition Costs: The costs of any Capital Addition made to the Leased Property whether paid for by Tenant or Landlord, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Landlord, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, but only to the extent approved by Landlord in writing and in advance if Landlord is funding such Capital Addition; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Landlord and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition.

Cash: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.

Cash Price: As defined in Section 41.14(b).

Casualty Sale: As defined in Section 14.2(b).

CMS: Means the federal Centers for Medicare and Medicaid Services, and any successor Governmental Authority.

Code: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

Commencement Date: As defined in Section 1.4.

Compensatory Payment: As defined in Section 14.2(a).

Compensatory Payment Date: As defined in Section 14.2(b).

Compensatory Payment Statement: As defined in Section 14.2(b).

Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

CPI: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

CPI Increase: Means the percentage change in (i) the CPI published for the beginning of each Lease Year, over (ii) the CPI published for the beginning of the immediately preceding Lease Year. If the percentage change is a negative number, the CPI Increase shall be equal to zero.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Discretionary Transferee: An entity that (a) has sufficient operating experience and history and sufficient assets and income, in Landlord’s reasonable judgment, to bear the financial responsibilities of Tenant under this Master Lease; (b) is, in Landlord’s reasonable judgment, a reputable person or entity of good character and has a general business reputation for providing quality healthcare services reasonably compatible with the services provided by Tenant; (c) shall not have, and whose Affiliates shall not have, within the twenty-four month period immediately preceding the date of any proposed assignment or transfer to such entity, had any license or certification to operate any skilled nursing facility or assisted living facility revoked by any governmental authority due to either (1) a material and continuing failure by such proposed transferee or assignee or any of its Affiliates to operate such facility in substantial compliance with applicable law, which failure, as reasonably determined by Landlord, materially and adversely impacts (as a whole) such transferee’s or assignee’s business, operations, financial condition, or business reputation, or (2) due to the gross negligence or willful misconduct of such proposed transferee or assignee or any of its Affiliates; (d) shall be licensed or certified for the operation of the Leased Property as of the date of any proposed assignment or transfer to such entity and (e) if necessary, causes a replacement guarantor with sufficient assets and income, in Landlord’s reasonable judgment, to bear the financial responsibilities of Guarantor under the Guaranty to provide a replacement guaranty in substantially the same form as the Guaranty with respect to all obligations of the Tenant under this Master Lease arising or accruing from and after the date of the proposed assignment or transfer.

Encumbrance: Any mortgage, deed of trust, lien, encumbrance or other matter affecting title to any of the Leased Property, or any portion thereof or interest therein.

Environmental Costs: As defined in Section 32.4.

Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

Event of Default: As defined in Article XVI.

Excluded Portfolio Sale: As defined in Section 41.14(c).

Facilit(y)(ies): The licensed skilled nursing facilities, assisted living facilities, mental heath facilities or other health care facilities and the unlicensed independent living facilities being operated on the Leased Property and identified on Exhibit A attached hereto.

Facility Mortgage: As defined in Section 13.1.

Facility Mortgage Reserve Account: As defined in Section 31.3(b).

Facility Mortgagee: As defined in Section 13.1.

Facility Mortgage Documents: Shall mean with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto.

Facility Trade Names: Means the name(s) under which any Facility has done business during the Term.

Fair Market Rental: With respect to each Facility, the fair market rental value of the Leased Property of such Facility, or applicable portion thereof, determined in accordance with the appraisal procedures set forth in Article XXXIV.

Fair Market Value: With respect to each Facility, the fair market value of the applicable portion of the Leased Property comprising such Facility determined in accordance with the appraisal procedures set forth in Article XXXIV. For purposes of determining the Fair Market Value or Fair Market Rental, as the case may be, the applicable portion of the Leased Property shall be valued at its highest and best use which shall be presumed to be as a fully-permitted Facility operated in accordance with the provisions of this Master Lease. In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value or Fair Market Rental, as the case may be:

(i) The negative value of (a) any deferred maintenance or other items of repair or replacement of the Leased Property, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Tenant to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property, and every part thereof shall be deemed to be in the condition required by this Master Lease (i.e., good order and repair) and Tenant shall at all times be deemed to have operated the Facility in compliance with and to have performed all obligations of the Tenant under this Master Lease.

(ii) The occupancy level of the applicable Facility shall be deemed to be the average occupancy during the Base Period.

(iii) For purposes of determining the Fair Market Value or Fair Market Rental of the applicable Facility, the value of Tenant Capital Additions shall be excluded so long as (a) Tenant provides Landlord with reasonably satisfactory documentation evidencing the costs and description of any Tenant Capital Additions and (b) a value can reasonably be allocated to such Tenant Capital Additions separately from the value of the Leased Property.

Financial Statements: For a fiscal year period, consolidated statements of Guarantor’s income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the fiscal year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year and prepared in accordance with GAAP and reported on by a “big four” or other nationally recognized accounting firm approved by Landlord, which approval will not be unreasonably withheld or delayed.

Financials: Unaudited income statements and balance sheets of any of (i) Guarantor or (ii) each Facility individually, and the Facilities, taken as a whole, whether or not fulfilling the requirements for Financial Statements.

Fiscal Year: The annual period commencing January 1 and terminating December 31 of each year.

Fixtures: As defined in Section 1.1(d).

GAAP: Generally accepted accounting principles consistent with those applied in the preparation of financial statements.

Guarantor: Sun and/or any successor entity that guaranties the payment or collection of all or any portion of the amounts payable by Tenant, or the performance by Tenant of all or any of its obligations, under this Master Lease, including any replacement guarantor consented to by Landlord in connection with the assignment of the Master Lease or a sublease of Leased Property pursuant to Article XXII.

Guarantor’s Credit Agreement: A loan agreement (however denominated) entered into from time to time by Guarantor and/or one or more of the entities comprising Tenant and/or other Affiliates of the entities comprising Tenant, as the same may be amended, modified or restated from time to time, which may be secured by all or substantially all of the assets of Guarantor and its subsidiaries, including, but not limited to, their Cash, Accounts, Personal Property, Intangible Personal Property, real property and leasehold estates in real property.

Guaranty: As defined in Recital C, together with any other guaranty executed by a Guarantor in favor of Landlord, as the same may be amended, supplemented or replaced from time to time.

Handling: As defined in Section 32.4.

Hazardous Substances: Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

Impartial Appraiser: As defined in Section 13.2.

Impositions: Collectively, all taxes, including capital stock, franchise, margin and other state taxes of Landlord (or of Sabra as a result of its investment in Landlord), ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Tenant (other than failures arising from the acts or omissions of Landlord) which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord’s interest in the Leased Property, (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that nothing contained in this Master Lease shall be construed to require Tenant to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or any other Person, (b) any transfer, or net revenue tax of Landlord or any other Person except Tenant and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, or (d) any principal or interest on any indebtedness on the Leased Property owed to a Facility Mortgagee for which Landlord is the obligor, except to the extent that any tax, assessment, tax levy or charge, which is otherwise included in this definition, and a tax, assessment, tax levy or charge set forth in clause (a) or (b) is levied, assessed or imposed in lieu thereof or as a substitute therefor.

Insurance Requirements: The terms of any insurance policy required by this Master Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

Intangible Property: All documents, chattel paper, instruments, contract rights, general intangibles, causes of action, now owned or hereafter acquired by Tenant (including any right to any refund of any Impositions) arising from or in connection with Tenant’s operation or use of the Leased Property; all licenses and permits now owned or hereinafter acquired by Tenant, which are necessary or desirable for Tenant’s use of the Leased Property for its Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the Facility Trade Names and the right to use the Facility Trade Names; and any and all third-party provider agreements (including Medicare and Medicaid/Medi-Cal). Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that, to the extent permitted by applicable law, any licensed beds or other bed rights, certificate of need or similar certificate, relating to the Leased Property, and the exclusive right to transfer, move or apply for the foregoing, shall at all times be deemed and construed to be the property of Landlord and a part of the Leased Property.

Large Portfolio Sale: As defined in Section 41.14(c).

Land: As defined in Section 1.1(a).

Landlord: As defined in the preamble.

Landlord’s Personal Property: As defined in Section 1.1(e).

Landlord Tax Returns: As defined in Section 4.1(b).

Lease Year: The first Lease Year for each Facility shall be the period commencing on the Commencement Date and ending on the last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs, and each subsequent Lease Year for each Facility shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year.

Leased Improvements: As defined in Section 1.1(b).

Leased Property: As defined in Section 1.1.

Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting either the Leased Property, Tenant’s Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, Tenant’s Personal Property and all Tenant Capital Additions, (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

Limited Remedy Events of Default: As defined in Section 16.4.

LRED Damages: As defined in Section 16.4.

Minimum Aggregate Maintenance Amount: As defined in Section 9.1(e).

Minimum Repurchase Price: With respect to each Facility, the sum of (i) the Allocated Initial Investment with respect to such Facility plus (ii) any Capital Addition Costs funded by Landlord with respect to such Facility.

Negative Regulatory Action: As defined in Section 16.1(m).

Negotiation Period: As defined in Section 41.14(a).

Notice: A notice given in accordance with Article XXXV.

Notice of Interest: As defined in Section 41.14(a).

Occurrence Date: As defined in Section 16.4.

OFAC: As defined in Section 39.1.

Officer’s Certificate: A certificate of Tenant or Landlord, as the case may be, signed by an officer of such party authorized to so sign by resolution of its board of directors or by its sole member or by the terms of its by-laws or operating agreement, as applicable.

OTA: As defined in Section 36.1.

Overage Amount: As defined in Section 9.1(e).

Overdue Rate: On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date: Any due date for the payment of the installments of Base Rent or any other sums payable under this Master Lease.

Permitted Leasehold Mortgage: A document creating or evidencing an encumbrance on Tenant’s leasehold interest in the Leased Property, granted as security for the obligations under Guarantor’s Credit Agreement, which provides that, in the event of the exercise by the lender of its rights thereunder, the lender shall be required to secure the approval of Landlord to the replacement of Tenant with respect to the affected portion of the Leased Property and contain the lender’s acknowledgment that such approval may be granted or withheld by Landlord in accordance with the provisions of Article XXII of this Master Lease, as such Article XXII may be amended or modified from time to time by Tenant and Landlord in the exercise of their sole discretion.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

Personal Property: With respect to each Facility, all machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used in the operation of the Leased Property for its Primary Intended Use, other than Fixtures; provided, however, in no event shall Personal Property be deemed or construed to include the Intangible Property or Tenant’s Accounts.

Personal Property REIT Requirement: As defined in Section 40.1(d).

Post-Casualty Facility: As defined in Section 14.2(a).

Primary Intended Use: With respect to each Facility, the Primary Intended Use specified on Exhibit A attached hereto as it may be amended from time to time.

Prime Rate: On any date, a rate equal to the annual rate on such date publicly announced by Citibank, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

Proceeding: As defined in Section 23.1.(b)(vi).

Prohibited Person: As defined in Section 39.1.

Purchase Agreement: As defined in Section 41.14(a).

Renewal Term: A period for which the Term is renewed in accordance with Section 1.5.

Rent: Collectively, the Base Rent and Additional Charges.

Replacement Cost: As defined in Section 13.2.

Required Reconstruction Approvals: As defined in Section 14.2(a).

Sabra: Sabra Health Care REIT, Inc., a Maryland corporation.

SEC: The United States Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Seller’s Notice: As defined in Section 41.14(a).

Small Portfolio Sale: As defined in Section 41.14(c).

Specialized Medical Equipment: Any non-affixed equipment (i) which is owned by Tenant or leased (from parties other than Landlord under the terms of this Master Lease) by Tenant and (ii) which is used by Tenant for lifting or transferring, or providing therapeutic interventions or other specialized medical services to, residents/patients.

State: With respect to each Facility, the state or commonwealth in which such Facility is located.

Sun: SHG Services, Inc., a Delaware corporation.

Taking: As defined in Section 15.1(a).

Tenant: As defined in the preamble.

Tenant Capital Addition: A Capital Addition funded by Tenant, as compared to Landlord.

Tenant’s Personal Property: Collectively, (i) the equipment and other Personal Property described on Exhibit C attached hereto, together with all replacements, modifications, alterations and substitutes therefor, (ii) inventory and supplies and other Personal Property leased (from parties other than Landlord under terms of this Master Lease) by Tenant and that is used by Tenant in the operation of the Facilities, and (iii) Specialized Medical Equipment.

Term: Collectively, the Initial Term plus the Renewal Term or Renewal Terms, if any.

Unavoidable Delays: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of a party.

Unsuitable for Its Primary Intended Use: A state or condition of any Facility such that by reason of damage or destruction, or a partial taking by Condemnation, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of useable beds/units, the amount of square footage and the estimated revenue affected by such damage or destruction.

ARTICLE III

3.1 Rent. During the Term, Tenant will pay to Landlord the Base Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.3. The Base Rent during any Lease Year is payable in advance in consecutive monthly installments on the first Business Day of each calendar month during that Lease Year. Unless otherwise agreed by the parties, Base Rent and Additional Charges shall be prorated as to any partial months at the beginning and end of the Term.

3.2 Late Payment of Rent. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan agreement and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Rent other than Additional Charges payable to a Person other than Landlord shall not be paid within five (5) days after its due date, Tenant will pay Landlord on demand a late charge equal to the lesser of (a) five percent (5%) of the amount of such installment or (b) the maximum amount permitted by law. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Thereafter, if any installment of Rent other than Additional Charges payable to a Person other than Landlord shall not be paid within ten (10) days after its due date, the amount unpaid, including any late charges previously accrued (it being understood and agreed that such late charges shall cease to accrue after ten (10) days), shall bear interest at the Overdue Rate from the due date of such installment to the date of payment thereof, and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Master Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

3.3 Method of Payment of Rent. Base Rent to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds and shall be initiated by Tenant for settlement on or before the Payment Date; provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. Landlord shall provide Tenant with appropriate wire transfer information in a Notice from Landlord to Tenant. If Landlord directs Tenant to pay any Base Rent to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

3.4 Net Lease. Landlord and Tenant acknowledge and agree that (i) this Master Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Master Lease shall yield to Landlord the full amount or benefit of the installments of Base Rent and Additional Charges throughout the Term with respect to each Facility, all as more fully set forth in Article

IV and subject to any other provisions of this Master Lease which expressly provide for adjustment or abatement of Rent or other charges. If Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and other amounts hereunder are independent covenants, and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever.

ARTICLE IV

4.1 Impositions.

(a) Subject to Article XII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment. Tenant shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

(b) Landlord shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”), and Tenant shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property, and any Tenant Capital Additions and Tenant’s Personal Property.

(c) Any refund due from any taxing authority in respect of any Imposition paid by Tenant shall be paid over to or retained by Tenant.

(d) Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If any property covered by this Master Lease is classified as personal property for tax purposes, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(e) Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under the Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1, shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

(f) Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates with respect to a Facility shall be adjusted and prorated between Landlord and Tenant with respect to such Facility, whether or not such Imposition is imposed or assessed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination with respect to such Facility.

4.2 Utilities. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and any Tenant Capital Additions thereto. Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof with respect to any Facility may be imposed against Landlord by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property or any Capital Addition, including any and all costs and expenses associated with any utility, drainage and parking easements.

4.3 Impound Account. At Landlord’s option following the occurrence of an Event of Default (to be exercised by thirty (30) days’ written notice to Tenant) and provided Tenant is not already being required to impound such payments in accordance with the requirements of Section 31.3(b) below, Tenant shall be required to deposit, at the time of any payment of Base Rent, an amount equal to one-twelfth of Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Landlord shall reasonably determine, on or before the respective dates on which the same or any of them would become delinquent. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 4.3 shall be deemed to affect any right or remedy of Landlord hereunder.

ARTICLE V

5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Master Lease, Tenant shall remain bound by this Master Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. The respective obligations of Landlord and Tenant shall not be affected by reason of (i) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation of the Leased Property, any Capital Addition or any portion thereof; (ii) other than as a result of Landlord’s willful misconduct or gross negligence, the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, any Capital Addition or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Master Lease or quit or surrender the Leased Property or any portion thereof; or (b) which may entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Master Lease. However, nothing shall preclude Tenant from bringing a separate action and Tenant is not waiving other rights and remedies not expressly waived herein. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Master Lease or by termination of this Master Lease as to all or any portion of the Leased Property other than by reason of an Event of Default. Tenant’s agreement that any eviction by paramount title as described in item (ii) above shall not affect Tenant’s obligations under this Master Lease, shall not in any way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such eviction, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant to Landlord under this Section 5.1, and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy and provided further that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord.

ARTICLE VI

6.1 Ownership of the Leased Property.

(a) Landlord and Tenant acknowledge and agree that they have executed and delivered this Master Lease with the understanding that (i) the Leased Property is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Master Lease, (iii) this Master Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Master Lease are those of a true lease, (iv) the business relationship created by this Master Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this Master Lease has been entered into by each party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b) Each of the parties hereto covenants and agrees not to (i) file any income tax return or other associated documents; (ii) file any other document with or submit any document to any governmental body or authority; (iii) enter into any written contractual arrangement with any Person; or (iv) release any financial statements of Tenant, in each case that takes a position other than that this Master Lease is a “true lease” with Landlord as owner of the Leased Property (subject to the provisions set forth in Section 7.2(e)) and Tenant as the tenant of the Leased Property (subject to the provisions set forth in Section 7.2(e)), including (x) treating Landlord as the owner of such Leased Property eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to such Leased Property; (y) Tenant reporting its Base Rent payments as rent expense under Section 162 of the Code; and (z) Landlord reporting the Base Rent payments as rental income under Section 61 of the Code.

(c) If Tenant should reasonably conclude that GAAP or the SEC require treatment different from that set forth in Section 6.1(b) for applicable non-tax purposes, then Tenant (x) shall promptly give prior Notice to Landlord, accompanied by a written statement that references the applicable pronouncement that controls such treatment and contains a brief description and/or analysis that sets forth in reasonable detail the basis upon which Tenant reached such conclusion, and (y) notwithstanding Section 6.1(b), Tenant may comply with such requirements.

(d) The Base Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Master Lease does not constitute a transfer of all or any part of the Leased Property.

(e) Tenant waives any claim or defense based upon the characterization of this Master Lease as anything other than a true lease and as a master lease of all of the Leased Property. Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of the lease of the Leased Property as a true lease and/or as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Leased Property, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 3.4 or this Section 6.1.

6.2 Landlord’s Personal Property. Tenant shall, during the entire Term, maintain all of Landlord’s Personal Property in good order, condition and repair as shall be necessary in order to operate the Facilities for the Primary Intended Use in compliance with all applicable licensure and certification requirements, all applicable Legal Requirements and Insurance Requirements, reasonable wear and tear and obsolescence excepted. If any of Landlord’s Personal Property requires replacement in order to comply with the foregoing, Tenant shall replace it with similar property of the same or better quality at Tenant’s sole cost and expense. At the expiration or earlier termination of this Master Lease, all of Landlord’s Personal Property shall be surrendered to Landlord with the Leased Property at the time of the surrender of the Leased Property in good operating condition.

6.3 Tenant’s Personal Property. Except as provided in Section 36.2, Landlord shall have no rights to Tenant’s Personal Property. Tenant shall, upon Landlord’s request, from time to time but not more frequently than one time per Lease Year, provide Landlord with a list of the Tenant’s Personal Property located at each of the Facilities.

ARTICLE VII

7.1 Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Master Lease and has found the same to be in good order and repair and, to the best of Tenant’s knowledge, free from Hazardous Substances not in compliance with Legal Requirements and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

7.2 Use of the Leased Property.

(a) Tenant shall use or cause to be used the Leased Property and any Tenant Capital Additions thereto and the improvements thereon of each Facility for its Primary Intended Use. Tenant shall not use the Leased Property or any portion thereof or any Capital Addition thereto for any other use without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

(b) Tenant shall not commit or suffer to be committed any waste on the Leased Property or any Capital Addition thereto or cause or permit any nuisance thereon.

(c) Tenant shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (i) might reasonably tend to impair Landlord’s title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property or any portion thereof.

(d) With respect to each of the Facilities and notwithstanding anything to the contrary that may be authorized by the terms of any applicable Legal Requirements, Tenant may not apply for permission to reduce the licensed bed complement, take any of the licensed beds out of service or move the beds to a different location without the consent of Landlord which may be withheld in the sole discretion of Landlord.

(e) Tenant shall provide and maintain during the Term such Personal Property as shall be reasonably necessary and appropriate in order to operate the Facilities for the Primary Intended Use in compliance with all licensure and certification requirements and in compliance with all applicable Legal Requirements and Insurance Requirements and as required, in Tenant’s prudent business judgment, to meet the needs of residents of the Facility. All of the Personal Property described in this Section 7.2(e) (excluding Tenant’s Personal Property) shall at the expiration or earlier termination of this Master Lease be (i) deemed and construed to be Landlord’s Personal Property, and (ii) surrendered to Landlord in good operating condition.

7.3 Preservation of Business. Tenant acknowledges that a fair return to Landlord on and protection of its investment in the Leased Property is dependent, in part, on the concentration on the Leased Property during the Term of the health care business of Tenant and its Affiliates in the geographical area of the Leased Property. Tenant further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Tenant or its Affiliates will have a material adverse impact on the value and utility of the Leased Property. Accordingly, Landlord and Tenant agree that during the Term and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord: (i) operate, own, participate in or otherwise receive revenues from any other business providing services or goods which are directly competitive with those provided in connection with any Facility and the Primary Intended Use (which Tenant did not operate, own, manage or have any interest in on the Commencement Date), within (A) a three (3) mile radius of any such Facility listed as “urban” on Exhibit A attached hereto or (B) a ten (10) mile radius of any such Facility listed as “rural” on Exhibit A attached hereto; provided, however, the foregoing shall not be deemed or construed to apply to any facilities acquired by Tenant or its Affiliates after the Commencement Date, whether by acquisition, lease or management agreement, as part of a transaction or series of related transactions involving two (2) or more facilities, provided that, (A) less than fifty percent (50%) of the facilities involved in any such transaction are located within the area protected by this Section 7.3, or (ii) except as is necessary to provide residents or patients with an alternative level of care or as is otherwise necessary as a result of an admissions ban or non payment of stay or to ensure the health and welfare of other residents of any Facility, (A) recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing or retirement housing facility or (B) divert actual or potential residents or patients of the business conducted at any Facility to any other facilities owned or operated by Tenant or its Affiliates or to facilities from which Tenant or its Affiliates receive any type of referral fees or other compensation for transfer. Tenant further agrees that during the last year of the Initial Term or any applicable Renewal Term (unless Tenant has elected to renew this Master Lease for the next applicable Renewal Term) and for a period of one (1) year after the expiration or earlier termination of the Term, Tenant shall not employ any management or supervisory personnel working at any Facility for any other business without the consent of Landlord in its reasonable discretion. Notwithstanding the foregoing, unless this Master Lease terminates as a result of an Event of Default by Tenant, the prohibition of employment during the one (1) year period after the expiration or earlier termination of the Term shall not apply to unsolicited personnel who approach Tenant directly and request employment by Tenant.

ARTICLE VIII

8.1 Representations and Warranties. Each party represents and warrants to the other that: (i) this Master Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Master Lease within the State(s) where any portion of the Leased Property is located; and (iii) neither this Master Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

8.2 Compliance with Legal and Insurance Requirements, etc. Subject to Article XII regarding permitted contests, Tenant, at its expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property and any Tenant’s Personal Property and Tenant Capital Additions thereto whether or not compliance therewith may require structural changes in any of the Leased Improvements or any Tenant Capital Additions thereto or interfere with the use and enjoyment of the Leased Property including such expenditures as are required to conform the Leased Property to such standards as may from time to time be required by Federal Medicare (Title 18) or Medicaid (Title 19) Programs, if applicable, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over any Leased Property as a condition to the continued operation of such Leased Property, approved for Medicare, Medicaid/Medi-Cal or similar programs, pursuant to present or future laws or governmental regulation, and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements (but only to the extent Tenant, in its prudent business judgment, elects to participate in the Medicare, Medicaid or other third party payor programs) and other authorizations required for the use of the Leased Property or any Tenant’s Personal Property or Tenant Capital Additions for the applicable Primary Intended Use and any other use of the Leased Property or any Tenant’s Personal Property and Tenant Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property and any Tenant’s Personal Property and Tenant Capital Additions. In an emergency or in the event of a breach by Tenant of its obligations under this Section 8.2 which is not cured within any applicable cure period, Landlord may, but shall not be obligated to, enter upon the Leased Property and any Tenant Capital Additions thereto and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property and any Tenant Capital Additions thereto, and Tenant shall reimburse Landlord for all such reasonable costs and expenses incurred by Landlord in connection with such actions. Tenant covenants and agrees that the Leased Property and any Tenant’s Personal Property and Tenant Capital Additions shall not be used for any unlawful purpose.

ARTICLE IX

9.1 Maintenance and Repair.

(a) Tenant, at its expense, shall maintain the Leased Property, and every portion thereof, any Tenant’s Personal Property and Tenant Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Tenant’s control in good order and repair whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property and any Tenant’s Personal Property and Tenant Capital Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date. All repairs shall be at least equivalent in quality to the original work. Tenant will not take or omit to take any action the taking or omission of which would reasonably be expected to materially impair the value or the usefulness of the Leased Property or any part thereof or any Capital Addition thereto for its Primary Intended Use.

(b) Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Master Lease or hereafter enacted.

(c) Nothing contained in this Master Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Addition thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or any Capital Addition thereto.

(d) Tenant shall, upon the expiration or earlier termination of the Term with respect to a Facility, vacate and surrender the Leased Property, Landlord’s Personal Property, the portion of Tenant’s Personal Property for which Landlord exercises its option pursuant to Section 36.2(a) and all Tenant Capital Additions, in each case with respect to such Facility, to Landlord in the condition in which such Leased Property and Landlord’s Personal Property were originally received from Landlord and such Tenant’s Personal Property and Tenant Capital Additions were originally introduced to such Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Master Lease and except for ordinary wear and tear.

(e) Without limiting Tenant’s obligations to maintain the Leased Property under this Master Lease, within thirty (30) days after the end of each Lease Year with respect to a Facility, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord’s discretion that Tenant has in such Lease Year spent, with respect to the Leased Property, at least an aggregate amount of $360.00 per bed (as such amount is increased by the percentage change in the CPI from the Commencement Date to the first day of such Lease Year) (the “Minimum Aggregate Maintenance Amount”) minus the Overage Amount (as hereinafter defined), for repair and maintenance of the Facilities excluding normal janitorial and cleaning but including such capital expenditures to the Facilities and replacements to Landlord’s Personal Property at the Facilities as Tenant deems to be necessary in the exercise of its reasonable discretion. If Tenant fails to make at least the above amount of expenditures and fails to either (i) cure such default within sixty (60) days after receipt of a written demand from Landlord, or (ii) obtain Landlord’s written approval, in its reasonable discretion, of a repair and maintenance program satisfactory to cure such deficiency, then the same shall be deemed an Event of Default hereunder. As used herein “Overage Amount” means any amounts expended by Tenant pursuant to this Section 9.1(e) in the two immediately preceding Lease Years in excess of the Minimum Aggregate Maintenance Amount (excluding any such amounts that are financed by Tenant and secured by a lien on the personal property relating thereto).

9.2 Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements or Tenant Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Addition thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Addition thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or any Person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Landlord from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Tenant shall either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (b) make such changes in the Leased Improvements and any Tenant Capital Additions thereto, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Tenant Capital Additions thereto, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Tenant Capital Additions thereto for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Tenant Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Tenant’s obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such encroachment, violation or impairment, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant to Landlord under this Section 9.2 and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant provided such assignment does not adversely affect Landlord’s rights under any such policy and provided further that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord. Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment as set forth in this Section 9.2; provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant including, but not limited to, the mutual approval of a litigation budget.

ARTICLE X

10.1 Construction of Capital Additions to the Leased Property. With respect to each Facility, no Capital Addition shall be made which would tie in or connect any Leased Improvements with any improvements on property adjacent to the Land of such Facility without Landlord’s approval which may be withheld in Landlord’s sole and absolute discretion. Except as provided above, Tenant shall, with respect to any Facility, have the right to make a Capital Addition without the consent of Landlord if the Capital Addition Cost for such Capital Addition does not exceed $100,000 in any period of twelve (12) consecutive months. All other Capital Additions shall be subject to Landlord’s review and approval which approval shall not be unreasonably withheld. For any Capital Addition which does not require the approval of Landlord, Tenant shall, prior to commencing construction of such Capital Addition, provide to Landlord a written description of such Capital Addition and on an ongoing basis supply Landlord with related documentation and information as Landlord may reasonably request. If Tenant desires to make a Capital Addition for which Landlord’s approval is required, Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of construction and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Landlord may reasonably request. Such description shall indicate the use or uses to which such Capital Addition will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. It shall be reasonable for Landlord to condition its approval of any Capital Addition upon any or all of the following terms and conditions:

(a) Such construction shall be effected pursuant to detailed plans and specifications approved by Landlord, which approval shall not be unreasonably withheld;

(b) Such construction shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld;

(c) Landlord’s receipt, from the general contractor and/or applicable major subcontractor(s), of a performance and payment bond for the full value of such construction, which such bond shall name Landlord as an additional obligee and otherwise be in form and substance and issued by a Person reasonably satisfactory to Landlord; and

(d) In the case of a Tenant Capital Addition, such construction shall not be undertaken unless Tenant demonstrates to the reasonable satisfaction of Landlord the financial ability to complete the construction without adversely affecting its cash flow position or financial viability.

10.2 Construction Requirements for all Capital Additions. Whether or not Landlord’s review and approval is required, for all Capital Additions:

(a) Such construction shall not be commenced until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required therefor, and Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application which require the approval of Landlord as hereinabove provided shall have been so approved by Landlord;

(b) Such construction shall not, and Tenant’s licensed architect or engineer shall certify to Landlord that such construction shall not, impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component in a manner that would violate applicable building codes or prudent industry practices;

(c) Tenant’s licensed architect or engineer shall certify to Landlord that the detailed plans and specifications conform to and comply with in all material respects all applicable building, subdivision and zoning codes, laws, ordinances and regulations imposed by all governmental authorities having jurisdiction over the Leased Property of the applicable Facility;

(d) During and following completion of such construction, the parking which is located in the applicable Facility or on the Land of such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than that which is required by law; provided, however, with Landlord’s prior consent and at no additional expense to Landlord, (i) to the extent additional parking is not already a part of a Capital Addition, Tenant may construct additional parking on the Land; or (ii) Tenant may acquire off-site parking to serve such Facility as long as such parking shall be dedicated to, or otherwise made available to serve, such Facility;

(e) All work done in connection with such construction shall be done promptly and in a good and workmanlike manner using first-class materials and in conformity with all Legal Requirements; and

(f) Promptly following the completion of such construction, Tenant shall deliver to Landlord “as built” drawings of such addition, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work, and copies of any new or revised certificates of occupancy.

10.3 Funding by Landlord. Tenant may request that Landlord fund a Capital Addition, in which case Tenant shall provide to Landlord any information about such Capital Addition which Landlord may reasonably request. Landlord may, but shall be under no obligation to, provide the funds necessary to meet the request. Within thirty (30) days of receipt of a request to fund a proposed Capital Addition, Landlord shall notify Tenant as to whether it will fund the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Master Lease. Tenant shall have ten (10) Business Days to accept or reject Landlord’s funding proposal. In no event shall the portion of the projected Capital Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of the projected cost of such Capital Addition. If Landlord agrees to fund a proposed Capital Addition and Tenant accepts the terms thereof, Tenant shall provide Landlord with the following prior to any advance of funds:

(a) any information, certificates, licenses, permits or documents requested by Landlord which are necessary and obtainable to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

(b) an Officer’s Certificate and, if requested, a certificate from Tenant’s architect, setting forth in reasonable detail the projected or actual Capital Addition Costs;

(c) an amendment to this Master Lease, in a form prepared by Landlord and reasonably agreed to by Tenant, providing for an increase in the Base Rent in amounts as agreed upon by the parties hereto and other provisions as may be necessary or appropriate;

(d) a deed conveying title to Landlord to any land acquired for the purpose of constructing the Capital Addition free and clear of any liens or encumbrances except those approved by Landlord, and accompanied by an ALTA survey thereof satisfactory to Landlord;

(e) for each advance, endorsements to any outstanding policy of title insurance covering the Leased Property or commitments therefor satisfactory in form and substance to Landlord (i) updating the same without any additional exception except those that do not materially affect the value of such land and do not interfere with the use of the Leased Property or as may be approved by Landlord , which approval shall not be unreasonably withheld and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition, except to the extent covered by the owner’s policy of title insurance referred to in subparagraph (f), below; and

(f) if appropriate, an owner’s policy of title insurance insuring fee simple title to any land conveyed to Landlord free and clear of all liens and encumbrances except those that do not materially affect the value of such land and do not interfere with the use of the Leased Property or are approved by Landlord, which approval shall not be unreasonably withheld;

(g) if requested by Landlord, a M.A.I. appraisal of the Leased Property indicating that the Fair Market Value of the Leased Property upon completion of the Capital Addition will exceed the Fair Market Value of the Leased Property immediately prior thereto by an amount not less than ninety-five percent (95%) of the cost of the Capital Addition; and

(h) such other billing statements, invoices, certificates, endorsements, opinions, site assessments, surveys, resolutions, ratifications, lien releases and waivers and other instruments and information reasonably required by Landlord.

ARTICLE XI

11.1 Liens. Subject to the provisions of Article XII relating to permitted contests, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any Tenant Capital Addition thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Master Lease; (ii) the matters that existed as of the Commencement Date with respect to such Facility; (iii) restrictions, liens and other encumbrances which are consented to in writing by Landlord; (iv) liens for Impositions which Tenant is not required to pay hereunder; (v) subleases permitted by Article XXII; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII; (viii) any liens which are the responsibility of Landlord pursuant to the provisions of Article XXXI; (ix) liens related to equipment leases for Tenant Personal Property which is used or useful in Tenant’s business on the Leased Property, provided that the payment of any sums due under such equipment leases shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by Article XII, (x) liens granted as security for the obligations of Guarantor and its Affiliates under Guarantor’s Credit Agreement; provided, however, in no event shall the foregoing be deemed or construed to permit Tenant to encumber its leasehold interest in the Leased Property (other than pursuant to a Permitted Leasehold Mortgage) without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and provided, further, that Tenant shall be required to provide Landlord with fully executed copies of any and all Permitted Leasehold Mortgages. For the avoidance of doubt the parties acknowledge and agree that Tenant has not granted any liens in favor of Landlord as security for its obligations hereunder and nothing contained herein shall be deemed or construed to prohibit Tenant from pledging its Accounts and other Tenant Personal Property as collateral in connection with third party financing transactions.

ARTICLE XII

12.1 Permitted Contests. Tenant, upon prior written notice to Landlord, on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, however, that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property or any Tenant Capital Addition thereto; (ii) neither the Leased Property or any Tenant Capital Addition thereto, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), Tenant shall deliver to Landlord an opinion of counsel reasonably acceptable to Landlord to the effect set forth in clauses (i), (ii) and (iii) above, to the extent applicable; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Tenant Capital Addition thereto or the Rent by reason of such non-payment or noncompliance; (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges which Tenant may from time to time be required to impound with Landlord) payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

ARTICLE XIII

13.1 General Insurance Requirements. During the Term, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. Each element of insurance described in this Article shall be maintained with respect to the Leased Property of each Facility and the Personal Property and operations thereon. This insurance shall be written by companies approved to conduct business in the State in which the Leased Property is located. All liability type policies must name

Landlord as an “additional insured.” All property policies shall name Landlord as “loss payee.” All business interruption policies shall name Landlord as “loss payee” with respect to Rent only. Losses shall be payable to Landlord and/or Tenant as provided in Article XIV. In addition, the policies, as appropriate, shall name as an “additional insured” or “loss payee” the holder of any mortgage, deed of trust or other security agreement (“Facility Mortgagee”) securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXI (“Facility Mortgage”) by way of a standard form of mortgagee’s loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee unless the amount of the loss is less than One Hundred Fifty Thousand Dollars ($150,000) in which event no consent shall be required. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies shall insure against the following risks with respect to each Facility:

(a) Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “Special Risk,” and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, earthquake (including earth movement) and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 13.2) and including a building ordinance coverage endorsement;

(b) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in each Facility, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time;

(c) Flood (when any of the improvements comprising the Leased Property of a Facility is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

(d) Loss of rental value in an amount not less than twelve (12) months’ Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including 90-days ordinary payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days (Building Ordinance—Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1(a), 13.1(b) or 13.1(c);

(e) Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than One Million Dollars ($1,000,000) combined single limit and Three Million Dollars ($3,000,000) in the annual aggregate;

(f) Medical professional liability with amounts not less than One Million Dollars ($1,000,000) combined single limit and Three Million Dollars ($3,000,000) in the annual aggregate; and

(g) During such time as Tenant is constructing any improvements, Tenant, at its sole cost and expense, shall carry, or cause to be carried (i) workers’ compensation insurance and employers’ liability insurance covering all persons employed in connection with the improvements in statutory limits, (ii) a completed operations endorsement to the commercial general liability insurance policy referred to above, (iii) builder’s risk insurance, completed value form, covering all physical loss, in an amount and subject to policy conditions satisfactory to Landlord, and (iv) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Leased Property from any act or omission of Tenant’s contractors or subcontractors.

13.2 Replacement Cost. The term “Replacement Cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality. If Landlord reasonably believes that the Replacement Cost has increased at any time during the Term, it shall have the right to have such Replacement Cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the “Impartial Appraiser”). The determination of the Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith adjust the amount of the insurance carried pursuant to this Article to the amount so determined by the Impartial Appraiser, subject to the approval of the Facility Mortgagee, as applicable. Each party shall pay one-half (1/2) of the fee, if any, of the Impartial Appraiser. If Tenant has undertaken any structural alterations or additions to the Leased Property having a cost or value in excess of Two Hundred Fifty Thousand Dollars ($250,000), Landlord may at Tenant’s expense have the Replacement Cost redetermined at any time after such improvements are made, regardless of when the Replacement Cost was last determined.

13.3 Additional Insurance. In addition to the insurance described above, Tenant shall maintain such additional insurance upon notice from Landlord as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers’ compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Tenant on the Leased Property and any Tenant Capital Addition thereto in accordance with Legal Requirements.

13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property and any Tenant Capital Addition thereto, Landlord’s Personal Property or Tenant’s Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Tenant shall pay any additional costs or charges for obtaining such waiver.

13.5 Policy Requirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Landlord and any Facility Mortgagee and issued by insurance companies with a policyholder rating of “A-” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide. The property loss insurance policy shall contain a Replacement Cost Endorsement. If Tenant obtains and maintains the general liability or professional malpractice insurance described in Sections 13.1(e) or (f) above on a “claims-made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Landlord in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining either (a) “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term, or (b) retroactive coverage back to the commencement date (which date shall be at least three (3) years prior to the expiration of the Term) for the policy in effect prior to the expiration of the Term and maintaining such coverage for a period of at least three (3) years beyond the expiration of the Term. Tenant shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Landlord, at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Landlord upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Notwithstanding any provision of this Article XIII to the contrary, Landlord acknowledges and agrees that the coverage required to be maintained by Tenant, including but not limited to the coverages required under Sections 13.1(e) and (f) and any workers’ compensation insurance, may be provided under one or more policies of self-insurance maintained by Guarantor and/or Tenant or their respective Affiliates.

13.6 Increase in Limits. If, from time to time after the Commencement Date, Landlord determines in the exercise of its reasonable business judgment that the limits of the personal injury or property damage-public liability insurance then carried are insufficient, Landlord may give Tenant Notice of acceptable limits for the insurance to be carried provided, in no event will Tenant be required to carry insurance in an amount which exceeds the reasonably estimated value of the Leased Property and all Tenant Capital Additions thereto; and, subject to the foregoing limitation, within ninety (90) days after the receipt of such Notice, the insurance shall thereafter be carried with limits as prescribed by Landlord until further increase pursuant to the provisions of this Section.

13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article XIII (including satisfaction of the Facility Mortgagee’s requirements and the approval of the Facility Mortgagee) are otherwise satisfied, and provided further that Tenant maintains specific allocations acceptable to Landlord.

13.8 No Separate Insurance. Tenant shall not, on Tenant’s own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Tenant or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Master Lease. Notwithstanding the foregoing, nothing herein shall prohibit Tenant from insuring against risks not required to be insured hereby, and as to such insurance, Landlord and any Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the Facility Mortgage.

ARTICLE XIV

14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, under any policy of insurance required to be carried hereunder shall be paid to Landlord and made available by Landlord to Tenant from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that if the total amount of proceeds payable is One Hundred Fifty Thousand Dollars ($150,000) or less, and, if no Event of Default has occurred and is continuing, the proceeds shall be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to the Leased Property, it being understood and agreed that Tenant shall have no obligation to rebuild any Tenant Capital Addition. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Landlord’s reasonable satisfaction shall be retained by Landlord free and clear of any claim thereto by Tenant. In the event neither Landlord nor Tenant is required or elects to repair and restore the Leased Property, all such insurance proceeds, other than proceeds reasonably attributed to any Tenant Capital Additions, which proceeds shall be and remain the property of Tenant, shall be retained by Landlord free and clear except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance for damage or loss to the Leased Property shall belong to Landlord.

14.2 Tenant’s Obligations Following Casualty.

(a) If a Facility and/or any Tenant Capital Additions to a Facility are damaged, whether or not from a risk covered by insurance carried by Tenant, except as otherwise provided herein, (i) Tenant shall restore such Leased Property (excluding any Tenant Capital Addition, it being understood and agreed that Tenant shall not be required to repair any Tenant Capital Addition), to substantially the same condition as existed immediately before such damage and (ii) such damage shall not terminate this Master Lease. Notwithstanding the foregoing, if Tenant cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore such Facility to substantially the same condition which existed prior to such damage (the “Required Reconstruction Approvals”), then Tenant shall pay to Landlord an amount (the “Compensatory Payment”) equal to the sum of: (i) the Fair Market Value of the affected Facility immediately before such damage or destruction less (ii) the Fair Market Value of the affected Facility immediately after such damage or destruction (the “Post-Casualty Facility”) less (iii) any insurance proceeds received by Landlord.

(b) Unless, within nine (9) months following the date of any applicable casualty, Tenant has provided Landlord with satisfactory evidence that it has obtained, or is in the process of and continuing to diligently obtain, the Required Reconstruction Approvals, Tenant shall be deemed to be unable to secure the Required Reconstruction Approvals and to be obligated to make the Compensatory Payment to Landlord (the “Compensatory Payment Date”). Landlord shall have a period of three (3) months after the Compensatory Payment Date to attempt to sell the affected Facility to an independent third party in an arms-length transaction and the gross purchase price payable to Landlord in connection with such transaction shall be deemed to be the Fair Market Value of the Post-Casualty Facility (a “Casualty Sale”). In the event a Casualty Sale occurs within such three (3) month period, Landlord shall provide Tenant with notice of the closing thereof and a written demand for the Compensatory Payment setting forth in reasonable detail the calculation thereof (the “Compensatory Payment Statement”). In the event a Casualty Sale does not occur within such three (3) month period, then the Fair Market Value of the Post-Casualty Facility shall be determined in the manner otherwise set forth in this Master Lease.

(c) The Compensatory Payment shall be due and payable ten (10) days after the later of (A) Tenant’s receipt of the Compensatory Payment Statement or (B) the date of determination of the Fair Market Value of the Post-Casualty Facility. Upon Landlord’s receipt of the Compensatory Payment (or upon the occurrence of a Casualty Sale, if earlier), this Master Lease shall terminate as to the affected Facility and the affected portion of the Leased Property and Tenant shall have no further rights or obligations with respect thereto other than Tenant’s right to retain any insurance proceeds allocated to any Tenant Capital Addition.

(d) If Tenant restores the affected Leased Property and the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required to be carried hereunder, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has available to it any excess amounts needed to restore such Facility. Subject to the requirements of a Facility Mortgagee or the applicable insurance carrier, such difference shall be paid by Tenant after all insurance proceeds have been exhausted for application to the cost of repair and restoration.

14.3 No Abatement of Rent. Subject to the provisions of Section 14.7, this Master Lease shall remain in full force and effect and Tenant’s obligation to pay the Rent and all other charges required by this Master Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

14.4 Waiver. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Article XIV.

14.5 Damage Near End of Term. If the damage or destruction contemplated hereunder occurs during the last year of the Initial Term or any Renewal Term, as applicable, of this Master Lease with respect to the applicable Facility (excluding, for purposes hereof, any exercised but not yet commenced Renewal Terms) and Tenant terminates any options it might then have to extend the Term of this Master Lease with respect to such Facility (taking into account any exercised but not yet commenced Renewal Terms), Tenant may, in lieu of repairing and restoring the Leased Property as contemplated hereunder, terminate this Master Lease with respect to such Facility, effective as of the date of payment to Landlord of the greater of (a) the insurance proceeds attributable to such damage or destruction and (b) the cost to repair such damage or destruction as reasonably estimated by Landlord.

14.6 Insurance Proceeds Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any insurance proceeds, or any portion thereof, under the terms of any Facility Mortgage, such proceeds shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the insurance proceeds to the indebtedness secured by the Facility Mortgage, Tenant shall pay the Compensatory Payment to Landlord within one hundred eighty (180) days of the applicable casualty. In such case, (a) the Compensatory Payment shall be reduced on a dollar for dollar basis by amounts applied to pay the Facility Mortgage, and (b) the amounts so applied shall not be deemed to be “insurance proceeds received by Landlord” for purposes of calculating the amount of the Compensatory Payment. Landlord shall make commercially reasonable efforts to cause the net proceeds to be applied to the restoration of such Facility.

14.7 Termination of Master Lease; Abatement of Rent. In the event this Master Lease is terminated as to an affected Leased Property pursuant to this Article XIV following the damage to or destruction of all or any portion of the Leased Property, then (i) the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined by multiplying a fraction, the numerator of which shall be the Minimum Repurchase Price for the affected Leased Property and the denominator of which shall be the Minimum Repurchase Price for all of the Leased Property then subject to the terms of this Master Lease by the Base Rent payable under this Master Lease immediately prior to the effective date of the termination of this Master Lease as to the affected Leased Property and (ii) Landlord shall retain any claim which Landlord may have against Tenant for failure to insure such Leased Property as required by Article XIII.

ARTICLE XV

15.1 Condemnation.

(a) Total Taking. If the Leased Property of, and any Tenant Capital Additions to, a Facility are totally and permanently taken by Condemnation (a “Taking”), this Master Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

(b) Partial Taking. If a portion of the Leased Property of, and any Tenant Capital Additions to, a Facility are taken by Condemnation, this Master Lease shall remain in effect if the affected Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Master Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

(c) Restoration. If there is a partial Taking of the Leased Property of, and Tenant Capital Additions to, a Facility and this Master Lease remains in full force and effect, Landlord shall make available to Tenant the portion of the Award necessary and specifically identified for restoration of the Leased Property (excluding any Tenant Capital Additions, it being understood and agreed that Tenant shall not be required to repair or restore any Tenant Capital Additions), and Tenant shall accomplish all necessary restoration whether or not the amount provided by the condemnor for restoration is sufficient and the Base Rent shall be reduced by such amount as may be agreed upon by Landlord and Tenant or, if they are unable to reach such an agreement within a period of thirty (30) days after the occurrence of the Taking, then the Base Rent for such Facility shall be proportionately reduced to the same extent as the resulting diminution in the Fair Market Rental of the Leased Property by reason of such partial Taking.

15.2 Award Distribution. Except as set forth below, the entire Award shall belong to and be paid to Landlord. Tenant shall, however, be entitled to pursue its own claim with respect to the Taking for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any Tenant Capital Additions and Tenant’s Personal Property shall be and remain the property of Tenant free of any claim thereto by Landlord.

15.3 Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Master Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Tenant.

15.4 Condemnation Awards Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Condemnation Award, or any portion thereof, under the terms of any Facility Mortgage, such award shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage. In the event that the Facility Mortgagee elects to apply the Condemnation Award to the indebtedness secured by the Facility Mortgage in the case of a Taking as to which the restoration provisions apply, this Master Lease shall terminate as of the date of the Taking as to the affected Leased Property, unless within fifteen (15) days of the notice from the Facility Mortgagee Landlord agrees to make available to Tenant for restoration of such Leased Property funds equal to the amount applied by the Facility Mortgagee. Unless the Taking is such as to entitle Landlord or Tenant to terminate this Master Lease as to the affected Leased Property and Landlord or Tenant, as the case may be, shall elect to terminate this Master Lease as to the affected Leased Property in the time and in the manner provided, Landlord shall disburse such funds to Tenant and Tenant shall restore such Leased Property (as nearly as possible under the circumstances) to a complete architectural unit of the same general character and condition as such Leased Property existing immediately prior to such Taking.

15.5 Termination of Master Lease; Abatement of Rent. In the event this Master Lease is terminated with respect to the affected portion of the Leased Property as a result of a Taking, the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined by multiplying a fraction, the numerator of which shall be the Minimum Purchase Price for the affected Leased Property and the denominator of which shall be the Minimum Purchase Price for all of the Leased Property then subject to the terms of this Master Lease by the Base Rent payable under this Master Lease immediately prior to the effective date of the termination of this Master Lease as to the affected Leased Property.

ARTICLE XVI

16.1 Events of Default. Any one or more of the following shall constitute an “Event of Default”:

(a) Tenant shall fail to pay any installment of Rent within two (2) Business Days of when due;

(b) a default shall occur under any other lease or agreement between Landlord or an Affiliate of Landlord and Tenant or an Affiliate of Tenant, or any Guaranty or other instrument executed by Tenant or an Affiliate of Tenant in favor of Landlord or an Affiliate of Landlord, in every case, whether now or hereafter existing (excluding, however, the Transition Services Agreement, Distribution Agreement and Tax Allocation Agreement entered into between Affiliates of Tenant and Landlord), where the default is not cured within any applicable grace period set forth therein;

(c) Tenant or any Guarantor shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) make an assignment for the benefit of its creditors;

(iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

(v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(d) Tenant or any Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(e) Tenant or any Guarantor shall be liquidated or dissolved or Tenant is in default of the provisions set forth in Section 22.1 below;

(f) the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(g) except as a result of damage, destruction or Condemnation, Tenant voluntarily ceases operations at any Facility;

(h) any of the representations or warranties made by Tenant hereunder or by Guarantor in the Guaranty proves to be untrue when made in any material respect which materially and adversely affects Landlord;

(i) any applicable license or third-party provider reimbursement agreements material to a Facility’s operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than twenty (20) days and such termination, revocation or suspension is not stayed pending appeal and would reasonably be expected to have a material adverse affect on the entities comprising the Tenant, taken as a whole, or on the Leased Property, taken as a whole;

(j) any local, state or federal agency having jurisdiction over the operation of any Facility removes ten percent (10%) or more of the patients or residents located in such Facility other than during any period of repair or restoration following damage, destruction or a partial Taking;

(k) Tenant voluntarily transfers, at any time during the last year of the Term, ten (10) or more patients located in the Facility to any other facility in which Tenant or any Affiliate of Tenant has any ownership or other financial interest, including, without limitation, fees earned under any management agreement, provided that Tenant’s transfer of any patient to a different type of care facility as a result of such patient’s special needs that cannot be met at such Facility or at the request of such patient or his/her responsible party shall not be deemed a voluntary transfer;

(l) (i) the revocation of the health care license granted to Tenant for the operation of any Facility, (ii) if applicable, the decertification of any Facility from participation in the Medicare or Medicaid reimbursement program, or (iii) the issuance of an admissions ban or a stop placement order with respect to any Facility that remains in effect for a period of more than thirty (30) days (each a “Negative Regulatory Action”) where, in each instance, such Negative Regulatory Action (A) is not stayed pending the appeal thereof and (B) would reasonably be expected to have a material adverse affect on the entities comprising the Tenant, taken as a whole, or on the Leased Property, taken as a whole;

(m) the sale or transfer, without Landlord’s consent, of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to the Leased Property;

(n) Tenant, by its acts or omissions, causes the occurrence of a default under any provision of any Facility Mortgage, related documents or obligations thereunder by which such Tenant is bound or has agreed under the terms of this Master Lease to be bound, which default is not cured within the applicable time period;

(o) a default shall occur under Guarantor’s Credit Agreement, where the default is not cured within any applicable grace period set forth therein, and the lender thereunder elects to accelerate the loan as a result thereof or any other remedy available to such lender is exercised because of such default; provided, however, if such acceleration or other remedy is thereafter cancelled, then this Event of Default shall concurrently therewith cease to be outstanding; and

(p) if Tenant shall fail to observe or perform any other term, covenant or condition of this Master Lease and such failure is not cured by Tenant within thirty (30) days after notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty (120) days after such notice from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law.

No Event of Default (other than a failure to make payment of money) shall be deemed to exist under Section 16.1 during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Tenant remedies the default without further delay.

16.2 Certain Remedies. If an Event of Default shall have occurred, Landlord may terminate this Master Lease by giving Tenant no less than ten (10) days notice of such termination and the Term shall terminate and all rights of Tenant under this Master Lease shall cease. Subject to the limitations set forth in Section 16.4, Landlord shall have all rights at law and in equity available to Landlord as a result of any Event of Default; provided, however, although Tenant has the right under certain circumstances set forth in this Master Lease to purchase some or all of the Leased Property in lieu of fulfilling certain obligations imposed on Tenant under this Master Lease, in no event shall Landlord have the right to require Tenant to purchase any or all of the Facilities from Landlord (i.e., a so-called “put right,”) as a result of the occurrence of an Event of Default; and provided, further, that in the event that Landlord elects to exercise its option to purchase some or all of Tenant Personal Property in accordance with the provisions of Section 36.2(a), any damages which Landlord is entitled to recover from Tenant shall be reduced on a dollar for dollar basis by the amount due from Landlord to Tenant pursuant to Section 36.2(a). Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Master Lease has been terminated with respect to any one or more (including all, if so elected by Landlord) of the Facilities pursuant to Section 16.1, Tenant shall, to the extent permitted by law, if required by Landlord so to do, immediately surrender to Landlord possession of the Leased Property and any Tenant Capital Additions of the Facilities as to which Landlord has so elected to terminate this Master Lease and quit the same and Landlord may enter upon and repossess such Leased Property and such Tenant Capital Addition thereto by reasonable force, summary proceedings, ejectment or otherwise, and, to the extent permitted by law, may remove Tenant and all other Persons (other than the residents of each Facility) and any of Tenant’s Personal Property from such Leased Property and such Tenant Capital Addition thereto.

16.3 Damages. (i) The termination of this Master Lease with respect to any one or more of the Facilities; (ii) the repossession of the Leased Property and any Tenant Capital Additions to any Facility; (iii) the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Leased Property or any portion thereof; (iv) the reletting of all or any portion of the Leased Property; or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall not relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Facility terminated to and including the date of such termination. Thereafter:

Tenant shall forthwith pay to Landlord, at Landlord’s option, as and for liquidated and agreed current damages for the occurrence of an Event of Default, either:

(A) the sum of:

(i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination with respect to the terminated Facility to the extent not previously paid by Tenant under this Section 16.3;

(ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination with respect to the terminated Facility until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Master Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate. As used in clause (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of determining the worth at the time of the award, Additional Rent that would have been payable for the remainder of the Term shall be deemed to be the greater of (y) the same as the Additional Rent for the then current Lease Year or, if not determinable, the immediately preceding Lease Year; and (z) such other amount as Landlord shall demonstrate could reasonably have been earned.

or (B)

without termination of Tenant’s right to possession of the Leased Property, each installment of said Rent and other sums payable by Tenant to Landlord under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Master Lease.

16.4 Limited Remedy Events of Default. Notwithstanding anything to the contrary herein contained or in any other transaction document executed concurrently herewith, or any other provisions of this Master Lease or any other concurrent transaction document, if Landlord is exercising remedies due solely to the Events of Default described in clauses (b), (h), (i), (j), (l), (n), (o) or (p) of Section 16.1 or upon the occurrence, for reasons other that the acts or omissions of Tenant, of an Event of Default under clause (e) of Section 16.1 (each a “Limited Remedy Events of Default”), the aggregate amount Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Remedy Event of Default (the “Occurrence Date”) shall be limited to the sum of (i) the present value of the unpaid Base Rent for the balance of the Term (excluding the portion of such rental loss that Tenant proves could be reasonably avoided) (determined using a discount rate of Eight percent (8.0%) per annum), (ii) any Additional Charges which are due and payable or have accrued under this Master Lease through the Occurrence Date, and (iii) any amounts of Additional Charges which are due and payable or have accrued under this Master Lease after the Occurrence Date while the Tenant remains in possession of the Leased Property after any Limited Remedy Event of Default that relate to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other customary costs and expenses of operating and maintaining the Leased Property in substantial compliance with the terms of this Master Lease (collectively, the “LRED Damages”). Landlord and Tenant hereby agree that the damages available to Landlord as a result of a Limited Remedy Event of Default shall be strictly limited to the LRED Damages and that nothing contained herein or in any other transaction document executed concurrently herewith shall entitle Landlord to additional reimbursement or monetary damages with respect to any such Limited Remedy Event of Default.

16.5 Receiver. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law including any applicable health care licensure laws, Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and any Tenant Capital Addition thereto and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.6 Waiver. If Landlord initiates judicial proceedings or if this Master Lease is terminated by Landlord pursuant to this Article with respect to a Facility, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.7 Application of Funds. Any payments received by Landlord under any of the provisions of this Master Lease during the existence or continuance of any Event of Default which are made to Landlord rather than Tenant due to the existence of an Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by the laws of the State.

ARTICLE XVII

17.1 Landlord’s Right to Cure Tenant’s Default. If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due or within any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property and any Tenant Capital Addition thereto for such purpose and take all such action thereon as, in Landlord’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand.

ARTICLE XVIII

18.1 Purchase of the Leased Property. If Tenant purchases the Leased Property of any Facility from Landlord pursuant to any provision of this Master Lease, Landlord shall, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Tenant an appropriate deed or other conveyance conveying the entire interest of Landlord in and to the Leased Property to Tenant free and clear of all encumbrances other than (i) those that Tenant has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Tenant has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of such Leased Property to Landlord; and (iv) any other encumbrances permitted hereunder to be imposed on such Leased Property which are assumable at no cost to Tenant or to which Tenant may take subject without cost to Tenant; provided, however, that in no event shall Tenant be obligated to assume or take subject to any encumbrance with a principal balance in excess of the applicable purchase price. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Landlord or as Landlord may direct in immediately available funds. All expenses of such conveyance, including the cost of title insurance, reasonable attorneys’ fees incurred by Landlord in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Tenant.

ARTICLE XIX

19.1 Holding Over. If Tenant shall for any reason remain in possession of the Leased Property of, and/or Tenant Capital Additions to, a Facility after the expiration or earlier termination of the Term without the consent, or other than at the request, of Landlord, such possession shall be as a month-to-month tenant during which time Tenant shall pay as Base Rent each month twice the monthly Base Rent applicable to the prior Lease Year for such Facility, together with all Additional Charges and all other sums payable by Tenant pursuant to this Master Lease. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Master Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property of, and/or any Tenant Capital Additions to, such Facility. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Master Lease. Tenant shall be deemed to be holding over with the consent, or at the request, of Landlord if Landlord has not identified a replacement tenant or purchaser of the Leased Property that is duly licensed to operate the Facilities as of the expiration or earlier termination of this Master Lease and Tenant, in the exercise of its sole and absolute discretion, has agreed to continue to operate the Facilities for a defined period of time.

ARTICLE XX

20.1 Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) is assumed by Tenant, and except as otherwise provided herein no such event shall entitle Tenant to any abatement of Rent.

ARTICLE XXI

21.1 General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Landlord by reason of: (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks under the control of Tenant; (ii) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property; (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Master Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation by Tenant of any Legal Requirement. Any amounts which become payable by Tenant under this Article shall be paid within ten (10) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord. For purposes of this Article XXI, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.

ARTICLE XXII

22.1 Subletting and Assignment. Tenant shall not, without Landlord’s prior written consent, which, except as specifically set forth herein, may be withheld in Landlord’s sole and absolute discretion, voluntarily or by operation of law assign (which term includes any sale, encumbering, pledge or other transfer or hypothecation) this Master Lease, master sublet all or any part of the Leased Property of any Facility or engage the services of any Person for the management or operation of any Facility. Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation of the Facilities and that Landlord entered into this Master Lease with the expectation that Tenant would remain in and operate such Facilities during the entire Term and for that reason Landlord retains sole and absolute discretion in approving or disapproving any assignment or master sublease. Any (a) Change in Control (as such term is defined in Guarantor’s Credit Agreement); or (b) transfer of Tenant’s stock, partnership or membership interests (or the stock, partnership or membership interests of any entity(ies) that controls Tenant, other than Guarantor) or any dissolution or merger or consolidation of Tenant (or its controlling entity(ies)) with any other entity, which results in any Person and such Person’s Affiliates (other than an Affiliate of Guarantor) collectively owning greater than twenty-five percent (25%) of the total outstanding shares of any class of Tenant’s stock, partnership or membership interests (or the stock of its controlling entity(ies), other than Guarantor), or the sale or other transfer of all or substantially all of the assets of Tenant (or its controlling entity(ies)) other than to an Affiliate of Guarantor, shall constitute an assignment of Tenant’s interest in this Master Lease within the meaning of this Article XXII and the provisions requiring consent contained herein shall apply. Any sublease of more than ten percent (10%) of any Facility to any Person or its Affiliates (other than an Affiliate of Guarantor), in one transaction or in a series of transactions, shall be deemed to be a master sublease hereunder. For any sublease transaction not requiring the consent of Landlord hereunder, Tenant shall, within ten (10) days of entering into any such sublease, notify Landlord of the existence of such sublease and the identity of the subtenant and supply Landlord with a copy of the sublease, any related documentation and any other materials or information reasonably requested by Landlord.

22.2 Notwithstanding the foregoing, but subject to the rights of any Facility Mortgagee, and subject to Section 40.1, Tenant may, (I) without Landlord’s prior written consent, assign this Master Lease or sublease the Leased Property to an Affiliate of Tenant or Guarantor if all of the following are first satisfied: (w) such Affiliate fully assumes Tenant’s obligations hereunder; (x) Tenant remains fully liable hereunder and Guarantor remains fully liable under the Guaranty; (y) the use of the Leased Property remains unchanged; and (z) Landlord in its reasonable discretion shall have approved the form and content of all documents for such assignment or sublease and received an executed counterpart thereof; and (II) with Landlord’s prior written consent, which consent shall not be unreasonably withheld, assign this Master Lease or sublease the Facilities to Discretionary Transferees if all of the following are satisfied: (a) such Discretionary Transferees fully assume Tenant’s obligations hereunder or, in the case of a sublease, Tenant’s obligations hereunder with respect to the subleased Facility or Facilities, (b) the use of the Leased Property under the terms of such assignment or sublease is permitted by Section 7.2 hereof, and (c) Landlord in its reasonable discretion shall have approved the form and content of all documents for such assignment and assumption or sublease and received an executed counterpart thereof.

22.3 Permitted Occupancy Agreements. Notwithstanding the provisions of Section 22.1, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that (i) the agreement does not provide for life care services; (ii) the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; (iii) the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed thirty (30) days; (iv) Tenant may not collect rent for more than one month in advance other than one month of rent collected as security for the performance of the resident’s obligations to Tenant, which amount is held in a separate escrow account for the benefit of such resident; and (v) all residents of the Leased Property are accurately shown in accounting records for the Facility.

22.4 Costs. Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, master subletting or management arrangement, including reasonable attorneys’, architects’, engineers’ or other consultants’ fees whether or not such master sublease, assignment or management agreement is actually consummated.

22.5 No Release of Tenant’s Obligations; Exception. No assignment, subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Master Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Master Lease, (ii) stipulation which extends the time within which an obligation under this Master Lease is to be performed, (iii) waiver of the performance of an obligation required under this Master Lease, or (iv) failure to enforce any of the obligations set forth in this Master Lease, provided that Tenant shall not be responsible for any additional obligations or liability arising as the result of any modification or amendment of this Master Lease by Landlord and any assignee of Tenant that is not an Affiliate of Tenant.

ARTICLE XXIII

23.1 Officer’s Certificates and Financial Statements.

(a) Officer’s Certificate. Each of Landlord and Tenant shall, at any time and from time to time upon receipt of not less than ten (10) Business Days’ prior written request from the other party hereto, furnish an Officer’s Certificate certifying (i) that this Master Lease is unmodified and in full force and effect, or that this Master Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to its actual knowledge, the other party hereto is in default in the performance of any covenant, agreement or condition contained in this Master Lease and, if so, specifying each such default of which such party may have knowledge; and (iv) responses to such other questions or statements of fact as such other party, any ground or underlying landlord, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. Tenant’s failure to deliver such statement within such time shall constitute an acknowledgement by Tenant that (x) this Master Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord; (y) Landlord is not in default in the performance of any covenant, agreement or condition contained in this Master Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article may be relied upon by the receiving party and any current or prospective Facility Mortgagee, ground or underlying landlord or purchaser of the Leased Property.

(b) Statements. Tenant shall furnish the following statements to Landlord:

(i) Within ninety-five (95) days after the end of Tenants’ Fiscal Years or concurrently with the filing by Guarantor of its annual report on Form 10K with the SEC, whichever is later: (i) Guarantor’s Financial Statements; (ii) Financials for each of the Facilities for the fiscal year last completed in each case certified by an Officer of Tenant; and (iii) a report with respect to Guarantor’s Financial Statements from Guarantor’s accountants, which report shall be unqualified as to going concern and scope of audit of Guarantor and its subsidiaries and shall provide in substance that (a) such consolidated financial statements present fairly the consolidated financial position of Guarantor and its subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the examination by Guarantor’s accountants in connection with such Financial Statements has been made in accordance with generally accepted auditing standards;

(ii) Within fifty (50) days after the end of each of Tenant’s Fiscal Year quarters or concurrently with the filing by Guarantor of its quarterly report on Form 10Q with the SEC, whichever is later, a copy of Guarantor’s Financials for such period;

(iii) Upon Landlord’s request from time to time, such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant as Landlord may require for its on-going filings with the SEC under both the Securities Act and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord during the Term of this Master Lease, subject to the conditions that neither Tenant nor Guarantor shall be required to disclose information that is material non-public information or is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine; provided, however, in the event that Guarantor is no longer a registrant under the Securities Exchange Act of 1934, as amended, Tenant and/or Guarantor shall continue to provide to Landlord the same information that Guarantor would have included in filings on Form 10-Q and Form 10-K if it were such a registrant;

(iv) Within forty (40) days after the end of each month, a financial report for each of the Facilities for such month, including detailed statements of income and expense and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for each Facility; provided, however, that with respect to each calendar quarter, Tenant shall provide such financial reports for the final month thereof as soon as is reasonably practicable following the closing of the books for such month and in sufficient time so that Landlord or its Affiliate is able to include the operational results for the entire quarter in its current Form 10-Q or Form 10-K (or supplemental report filed in connection therewith);

(v) Within fifteen (15) Business Days after Tenant’s receipt of a written request from Landlord, copies of the most recent surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction submitted by Tenant to such agencies along with evidence as to whether it has yet been approved, or is still under review, by the State;

(vi) Prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity, (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to (a) revoke or suspend or terminate or modify in a way adverse to Tenant, or fail to renew or fully continue in effect, any license or certificate or operating authority pursuant to which Tenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property, or (b) suspend, terminate, adversely modify, or fail to renew or fully continue in effect any cost reimbursement or cost sharing program by any state or federal governmental agency, including but not limited to Medicaid/Medi-Cal or Medicare or any successor or substitute therefor, if the effect thereof is or reasonably would reasonably be anticipated to be materially adverse to Tenant or the Leased Property, or (iii) seek return of or reimbursement for any funds previously advanced or paid pursuant to any such program, if the effect thereof is or reasonably would be anticipated to be materially adverse to Tenant or the Leased Property, or (iv) impose any bed hold, limitation on patient admission or similar restriction on the Leased Property for a period in excess of thirty (30) days, or (iv) prosecute any party with respect to the operation of any activity on the Leased Property or enjoin any party or seek any civil penalty in excess of Two Hundred Fifty Thousand Dollars ($250,000) in respect thereof;

(vii) As soon as it is prepared in a Lease Year, a capital and operating budget for each Facility for that and the following Lease Year; and

(viii) Within fifteen (15) Business Days after Tenant’s receipt of a written request from Landlord, copies of Medicaid/Medi-Cal rate letters.

Tenant further agrees to provide the financial and operational reports to be delivered to Landlord under this Master Lease in such electronic format(s) as may reasonably be required by Landlord from time to time in order to facilitate the integration of such information within Landlord’s internal financial and reporting database.

23.2 Public Offering Information. Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of the Facilities (1) which is publicly available or (2) the inclusion of which is approved by Guarantor in writing, which approval may be withheld in Guarantor’s sole discretion, and which, in any case does not violate any provision of law including the Health Insurance Portability and Accountability Act, the confidentiality of the facility-patient relationship or the physician-patient privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Sabra’s securities, and any other reporting requirements under applicable federal and State laws, including those of any successor to Landlord. Unless otherwise agreed by Tenant or Guarantor, neither Landlord nor Sabra shall revise or change the wording of information previously publicly disclosed by Tenant or Guarantor and furnished to Landlord or Sabra pursuant to Section 23.1 or this Section 23.2 and Landlord’s Form 10-Q or Form 10-K (or supplemental report filed in connection therewith) shall not disclose the operational results of the Facilities prior to Tenant’s or its Affiliate’s public disclosure thereof so long as Tenant or such Affiliate reports such information in a timely manner consistent with historical practices and SEC disclosure requirements. Tenant agrees to provide such other reasonable information necessary with respect to Tenant and its Leased Property to facilitate a public offering or to satisfy SEC disclosure requirements. Landlord shall provide to Tenant a copy of any information prepared by Landlord to be published, and Tenant shall have a reasonable period of time (not to exceed three (3) Business Days) after receipt of such information to notify Landlord of any corrections.

23.3 Landlord Obligations. Landlord acknowledges and agrees that certain of the information contained in the Financial Statements and/or in the Financials may be non-public financial or operational information with respect to Guarantor, the Tenants and/or the Leased Property. Landlord further agrees (i) to maintain the confidentiality of such non-public information; provided, however, Landlord shall have the right to share such information with its officers, employees, directors, Facility Mortgagee, accountants, attorneys and other consultants (the “Representatives”) provided that such Representative is advised of the confidential nature of such information and agrees to maintain the confidentiality thereof and (ii) that neither it nor any Representative shall engage in any transactions with respect to the stock or other equity or debt securities of Guarantor based on any such non-public information. In addition to the foregoing, Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s capital structure and/or any financing secured by this Master Lease or the Leased Property in connection with Tenant’s review of the treatment of this Master Lease under GAAP. In connection therewith, Tenant agrees to maintain the confidentiality of any such non-public information; provided, however, Tenant shall have the right to share such information with its Representatives so long as such Representative is advised of the confidential nature of such information and agrees to maintain the confidentiality thereof.

ARTICLE XXIV

24.1 Landlord’s Right to Inspect. Upon reasonable advance notice to Tenant, Tenant shall permit Landlord and its authorized representatives to inspect its Leased Property during usual business hours. Landlord shall take care to minimize any disturbance of or inconvenience to any residents of any Leased Property, except in the case of emergency, and to conduct such inspections in compliance with applicable laws governing the confidentiality of patient information, including the Health Insurance Portability and Accountability Act.

ARTICLE XXV

25.1 No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Master Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVI

26.1 Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Master Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

ARTICLE XXVII

27.1 Acceptance of Surrender. No surrender to Landlord of this Master Lease or of any Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII

28.1 No Merger. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

ARTICLE XXIX

29.1 Conveyance by Landlord. If Landlord or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Landlord under this Master Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

ARTICLE XXX

30.1 Quiet Enjoyment. So long as Tenant shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Master Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the Commencement Date or thereafter provided for in this Master Lease or consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Master Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Master Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article.

ARTICLE XXXI

31.1 Landlord’s Financing. Without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Facility Mortgage upon the Leased Property or any portion thereof or interest therein; provided, however, if Tenant has not consented to any such Facility Mortgage entered into by Landlord after the Commencement Date, Tenant’s obligations with respect thereto shall be subject to the limitations set forth in Section 31.3. This Master Lease is and at all times shall be subject and subordinate to any such Facility Mortgage which may now or hereafter affect the Leased Property or any portion thereof or interest therein and to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subjection and subordination of this Master Lease and Tenant’s leasehold interest hereunder to any Facility Mortgage shall be conditioned upon the execution by the holder of each Facility Mortgage and delivery to Tenant of a nondisturbance and attornment agreement which provides that so long as there is not then outstanding an Event of Default under this Master Lease, the holder of such Facility Mortgage shall not disturb either Tenant’s leasehold interest or possession of the Leased Property in accordance with the terms hereof, or any of its rights, privileges and options. In connection with the foregoing and at the request of Landlord, Tenant shall promptly execute a subordination, nondisturbance and attornment agreement, in form and substance reasonably satisfactory to Tenant, which will incorporate the terms set forth in the preceding sentence. Except for the documents described in the preceding sentences, this provision shall be self-operative and no further instrument of subordination shall be required to give it full force and effect. If, in connection with obtaining any Facility Mortgage for the Leased Property or any portion thereof or interest therein, a Facility Mortgagee or prospective Facility Mortgagee shall request (A) cooperation from Tenant, Tenant shall provide the same at no cost or expense to Tenant, it being understood and agreed that Landlord shall be required to reimburse Tenant for all such costs and expenses so incurred by Tenant, including, but not limited to, its reasonable attorneys fees, or (B) reasonable amendments or modifications to this Master Lease as a condition thereto, Tenant hereby agrees to execute and deliver the same so long as any such amendments or modifications do not (i) increase Tenant’s monetary obligations under this Master Lease, (ii) materially and adversely increase Tenant’s non-monetary obligations under this Master Lease or (iii) materially diminish Tenant’s rights under this Master Lease.

31.2 Attornment. If Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Facility Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law: (a) at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under this Master Lease or enter into a new lease substantially in the form of this Master Lease with the new owner or superior lessor, and Tenant shall take such actions to confirm the foregoing within ten (10) days after request; and (b) the new owner or superior lessor shall not be (i) liable for any act or omission of Landlord under this Master Lease occurring prior to such sale, conveyance or termination; (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Master Lease occurring prior to such sale, conveyance or termination; (iii) bound by any previous modification or amendment to this Master Lease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee or, in the case of such prepayment, such prepayment of rent has actually been delivered to such new owner or superior lessor; or (iv) liable for any security deposit or other collateral deposited or delivered to Landlord pursuant to this Master Lease unless such security deposit or other collateral has actually been delivered to such new owner or superior lessor.

31.3 Compliance with Facility Mortgage Documents.

(a) Tenant acknowledges that any Facility Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with or cause the operator and/or lessee of a Facility to comply with all representations, covenants and warranties contained therein relating to such Facility and the operator and/or lessee of such Facility, including, covenants relating to (i) the maintenance and repair of such Facility; (ii) maintenance and submission of financial records and accounts of the operation of such Facility and related financial and other information regarding the operator and/or lessee of such Facility and such Facility itself; (iii) the procurement of insurance policies with respect to such Facility; and (iv) without limiting the foregoing, compliance with all applicable Legal Requirements relating to such Facility and the operation of the Business thereof. For so long as any Facility Mortgages encumber the Leased Property or any portion thereof or interest therein, Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord, to operate the applicable Facility(ies) in strict compliance with the terms and conditions of the Facility Mortgage Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the obligations of Landlord relating thereto, or to the extent that any of such duties and obligations may not properly be performed by Tenant, Tenant shall cooperate with and assist Landlord in the performance thereof (other than payment of any indebtedness evidenced or secured thereby); provided, however, this Section 31.3(a) shall not be deemed to (A) impose on Tenant obligations which (i) increase Tenant’s monetary obligations under this Master Lease, (ii) materially and adversely increase Tenant’s non-monetary obligations under this Master Lease or (B) materially diminish Tenant’s rights under this Master Lease. For purposes of the foregoing, any proposed implementation of new occupancy or financial covenants or requirements with respect to payor mix shall be deemed to materially diminish Tenant’s rights under this Master Lease. Tenant hereby acknowledges and agrees, however, that an obligation under the applicable Facility Mortgage Documents to post impounds for property taxes with respect to any period not more than one (1) month in advance (whether now existing or later created) shall not be deemed or construed to increase Tenant’s monetary obligations under this Master Lease. If any new

Facility Mortgage Documents to be executed by Landlord or any Affiliate of Landlord would impose on Tenant any obligations under this Section 31.3(a), Landlord shall provide copies of the same to Tenant for informational purposes (but not for Tenant’s approval) prior to the execution and delivery thereof by Landlord or any Affiliate of Landlord.

(b) Without limiting or expanding Tenant’s obligations pursuant to Section 31.3(a), during the Term of this Master Lease, Tenant acknowledges and agrees that, except as expressly provided elsewhere in this Master Lease, it shall undertake at its own cost and expense the performance of any and all repairs, replacements, capital improvements, maintenance items and all other requirements relating to the condition of a Facility that are required by any Facility Mortgage Documents or by Facility Mortgagee, and Tenant shall be solely responsible and hereby covenants to fund and maintain any and all impound, escrow or other reserve or similar accounts required under any Facility Mortgage Documents as security for or otherwise relating to any operating expenses of a Facility, including any capital repair or replacement reserves and/or impounds or escrow accounts for Taxes or insurance premiums (each a “Facility Mortgage Reserve Account”); provided, however, this Section 31.3(b) shall not (i) increase Tenant’s monetary obligations under this Master Lease, (ii) materially and adversely increase Tenant’s non-monetary obligations under this Master Lease or (iii) materially diminish Tenant’s rights under this Master Lease, except to the extent that, with respect to any Facility, such obligations were provided for in a Facility Mortgage, or otherwise required by the Facility Mortgagee, secured by such Facility on the Commencement Date; and provided, further, that any amounts which Tenant is required to fund into a Facility Mortgage Reserve Account with respect to satisfy any repair or replacement reserve requirements imposed by a Facility Mortgagee shall be credited on a dollar for dollar basis against the mandatory expenditure obligations of Tenant for such applicable Facility(ies) under Section 9.1(e). During the Term of this Master Lease and provided that no Event of Default shall have occurred and be continuing hereunder, Tenant shall, subject to the terms and conditions of such Facility Mortgage Reserve Account and the requirements of the Facility Mortgagee(s) thereunder, have access to and the right to apply or use (including for reimbursement) to the same extent of Landlord all monies held in each such Facility Mortgage Reserve Account for the purposes and subject to the limitations for which such Facility Mortgage Reserve Account is maintained, and Landlord agrees to reasonably cooperate with Tenant in connection therewith. Landlord hereby acknowledges that funds deposited by Tenant in any Facility Mortgage Reserve Account are the property of Tenant and Landlord is obligated to return the portion of such funds not previously released to Tenant within fifteen (15) days following the earlier of (x) the expiration or earlier termination of this Master Lease with respect to such applicable Facility, (y) the maturity or earlier prepayment of the applicable Facility Mortgage, or (z) an involuntary prepayment or deemed prepayment arising out of the acceleration of the amounts due to a Facility Mortgagee as a result of the exercise of its remedies under the applicable Facility Mortgage; provided, however, that the foregoing shall not be deemed or construed to limit or prohibit Landlord’s right to bring any damage claim against Tenant for any breach of its obligations under this Master Lease that may have resulted in the loss of any impound funds held by a Facility Mortgagee.

ARTICLE XXXII

32.1 Hazardous Substances. Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in any Facility; provided,

however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the applicable Facility and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Tenant shall not allow the Leased Property to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

32.2 Notices. Tenant shall provide to Landlord, within five (5) Business Days after Tenant’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property; (iii) any claim made or threatened by any Person against Tenant or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith.

32.3 Remediation. If Tenant becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any adjacent property, or if Tenant, Landlord or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Tenant shall immediately notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

32.4 Indemnity. Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during (but not after) the Term or such portion thereof during which the Leased Property is leased to Tenant (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property and (iii) the violation of any Environmental Law. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under this Section 32.4 which is not cured within any applicable cure period. Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to, directly or indirectly, before (with respect to any period of time in which Tenant or its Affiliate was in possession and control of the applicable Leased Property) or during (but not after) the Term or such portion thereof during which the Leased Property is leased to Tenant of the following:

(a) In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property;

(b) In bringing the Leased Property into compliance with all Legal Requirements; and

(c) Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within thirty (30) calendar days after receipt by Tenant of written notice thereof and any amount not so paid within such thirty calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

32.5 Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under the Article XXXIV, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) days written notice to Tenant, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property to determine the existence or presence of Hazardous Substances on or about the Leased Property. Landlord shall have the right to enter and inspect the Leased Property, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All reasonable costs and expenses incurred by Landlord under this Section shall be paid on demand as Additional Charges by Tenant to Landlord. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this Master Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of this Master Lease.

ARTICLE XXXIII

33.1 Memorandum of Lease. Landlord and Tenant shall, promptly upon the request of either, enter into one or more short form memoranda of this Master Lease, in form suitable for recording under the laws of the State. Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable Facility.

ARTICLE XXXIV

34.1 Fair Market Value/Rental. If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Leased Property for any purpose of this Master Lease, Landlord and Tenant shall first attempt to agree on such Fair Market Value or Fair Market Rental, as the case may be. If Landlord and Tenant are not able to so agree within a reasonable period of time not to exceed thirty (30) days, then Landlord and Tenant shall attempt to agree upon a single appraiser to make such determination. If Landlord and Tenant are unable to agree upon a single appraiser within twenty (20) days thereafter, then each party shall have a period of ten (10) days in which to provide the other with the name of a person selected to act as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising long term care/senior housing properties providing services similar to the portion of the Leased Property being appraised, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental, as the case may be, thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such determination within fifty (50) days after the making of Tenant’s or Landlord’s request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value or Fair Market Rental, as the case may be, shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value or Fair Market Rental, as the case may be, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental, as the case may be, within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be.

This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half ( 1/2) of the fees and expenses of the third appraiser.

ARTICLE XXXV

35.1 Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Tenant:	c/o Sun Healthcare Group, Inc.
101 Sun Avenue, NE
Albuquerque, NM 87109
Attention: Director of Real Estate
Fax Number: 505-468-4998
Attention: General Counsel
Fax Number: 505-468-8752

With a copy to:	Sun Healthcare Group, Inc.
(that shall not	18831 Von Karman, Suite 400
constitute notice)	Irvine, CA 92612
Attention: General Counsel
Fax Number: 949-255-7057

And with a copy to:	The Nathanson Group PLLC
(that shall not	One Union Square
constitute notice)	600 University Street, Suite 2000
Seattle, WA 98101-1195
Attention: Randi S. Nathanson, Esq.
Fax Number: 206-299-9335

To Landlord:	c/o Sabra Health Care REIT, Inc.
18500 Von Karman Avenue, Suite 550
Irvine, CA 92612
Attention: Chief Executive Officer
Fax Number: - -

And with copy to	Sherry Meyerhoff Hanson & Crance LLP
(which shall not	610 Newport Center Drive, Suite 1200
constitute notice):	Newport Beach, CA 92660-6445
Attention: Kevin L. Sherry, Esq.
Fax Number: 949-719-1212

Or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such Notice was received at the number specified above or in a Notice to the sender.

ARTICLE XXXVI

36.1 Transfer of Operational Control of the Facilities. Upon the expiration or earlier termination of the Term Tenant shall enter into one or more Operations Transfer Agreement (each an “OTA”) in the form of Exhibit E hereto with respect to the Leased Property and shall transfer operational control of the Facilities to Landlord or Landlord’s nominee pursuant to the terms of such OTAs.

36.2 Landlord’s Option to Purchase Tenant’s Personal Property.

(a) Effective on not less than sixty (60) days prior written notice, or such shorter notice as shall be appropriate if this Master Lease is terminated prior to its expiration date, Landlord shall have the option to purchase some or all of Tenant’s Personal Property, at the expiration or termination of this Master Lease, for an amount equal to the then fair market value thereof, subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such personal property is subject.

(b) Any amounts due from Landlord to Tenant under this Section 36.2 shall be paid by wire transfer of immediately available funds to an account or accounts designated by written Notice from Tenant to Landlord.

ARTICLE XXXVII

37.1 Attorneys’ Fees. If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Master Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Master Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable outside attorneys’ fees incurred in connection with the administration or enforcement of this Master Lease, including reasonable attorneys’ fees incurred in connection with the renewal of this Master Lease for any Renewal

Term, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

ARTICLE XXXVIII

38.1 Brokers. Tenant warrants that it has not had any contact or dealings with any Person (other than its financial advisor, MTS Partners) or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Master Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Master Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

ARTICLE XXXIX

39.1 Anti-Terrorism Representations. Tenant hereby represents and warrants that neither Tenant, nor, to the knowledge of Tenant, any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Tenant hereby represents and warrants to Landlord that no funds tendered to Landlord by Tenant under the terms of this Master Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. If the foregoing representations are untrue at any time during the Term and Landlord suffers actual damages as a result thereof, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

Tenant will not during the Term of this Master Lease knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Leased Property. A breach of the representations contained in this Section 39.1 by Tenant as a result of which Landlord suffers actual damages shall constitute a material breach of this Master Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

ARTICLE XL

40.1 REIT Protection.

(a) The parties hereto intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Agreement shall be interpreted consistent with this intent.

(b) Anything contained in this Master Lease to the contrary notwithstanding, Tenant shall not (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a taxable REIT subsidiary of Landlord) in which Tenant or Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Master Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 40.1(a) shall likewise apply to any further subleasing by any subtenant.

(c) Anything contained in this Master Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Master Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Landlord’s status as a REIT; provided, however, Landlord shall be required to (i) comply with any applicable legal requirements related to such transfer including, but not limited to, any requirements under any certificate of need or other health care law, rules or regulations and (ii) give Tenant notice of any such assignment; and, provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder including, but not limited to, its rights under Section 41.14 hereof.

(d) Anything contained in this Master Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant regarding the valuation of the Leased Property in order to assist Landlord in its determination that Rent allocable for purposes of Section 856 of the Code to the Landlord’s Personal Property at the beginning and end of a calendar year does not exceed 15% of the total Rent due hereunder (the “Personal Property REIT Requirement”); provided, however, that this provision shall not be interpreted to relieve Tenant from its obligations under Section 6.3 of this Agreement; and provided, further, that a violation by Tenant of its obligations under this Section 40.1(d) and/or a determination by Landlord that a violation of the Personal Property REIT Requirement has occurred shall not constitute an Event of Default under this Master Lease. Anything contained in this Master Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Personal Property REIT Requirement as long as such compliance does not (i) increase Tenant’s monetary obligations under this Master Lease or (ii) materially and adversely increase Tenant’s non-monetary obligations under this Master Lease or (iii) materially diminish Tenant’s rights under this Master Lease. Accordingly, if requested by Landlord and at Landlord’s expense, Tenant shall cooperate with Landlord as may be necessary from time to time to more specifically identify and/or value the Landlord Personal Property in connection with the compliance with the Personal Property REIT Requirement. Landlord shall reimburse Tenant for the reasonable amount of any out of pocket expenses incurred by Tenant in satisfying the requirements of this Section 40.1(d).

ARTICLE XLI

41.1 Survival. Anything contained in this Master Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Tenant or Landlord arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

41.2 Severability. If any term or provision of this Master Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby.

41.3 Non-Recourse. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord. It is specifically agreed that no constituent partner in Landlord or officer or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. Furthermore, except as otherwise expressly provided herein, in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

41.4 Licenses.

(a) Upon the expiration or earlier termination of the Term, Tenant shall, at no cost or expense to Tenant except as specifically set forth in Section 41.4(c), cooperate with Landlord or Landlord’s designee or nominee in connection with an orderly transfer of operational and financial responsibility for the Leased Property to Landlord or Landlord’s nominee or designee and the processing by Landlord or Landlord’s designee or nominee of any applications for all licenses, operating permits and other governmental authorizations and Tenant shall use its commercially reasonable efforts to transfer to Landlord or Landlord’s designee all contracts with governmental or quasi-governmental entities related thereto; provided, however, nothing herein shall be construed as requiring Tenant to allow Landlord or Landlord’s designee or nominee to operate the Facility under Tenant’s license or to bill for goods sold or services rendered to the residents of the Facility under Tenant’s Medicare or Medicaid/Medi-Cal provider agreements. Notwithstanding the foregoing, on the effective date of any such transfer, Tenant shall assign to Landlord’s designee or nominee its Medicare and Medicaid provider agreements in accordance with and as permitted by any and all applicable laws and orders, rules, requirements and regulations of CMS and the State subject to any and all other applicable federal or State statutes and regulations regarding the same; provided, however, that the parties acknowledge and agree that Landlord’s designee or nominee (i) is not expected to have received “tie in” notice from CMS with respect to the Medicare provider agreement or a new Medicaid provider agreement as of such effective date, (ii) will not begin to bill for its services under Medicaid or Medicare until the tie in notice/new provider agreement and the required provider numbers have been received by such entity, and (iii) Tenant will not bill Medicare or Medicaid or any other provider for services provided by Landlord’s designee or nominee after the effective date.

(b) Subject to the limitations of any applicable Legal Requirements, including but not limited to, laws governing the confidentiality of resident and employee records, on the expiration or earlier termination of the Term, Tenant shall transfer to Landlord or Landlord’s designee or nominee the Facility’s business records, data, patient and resident records, and patient and resident trust accounts held by Tenant (but specifically excluding Tenant’s corporate financial records or proprietary materials) and which may be necessary for the lawful operation of the applicable Facility by Landlord or Landlord’s designee; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord’s designee or nominee.

(c) Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any loss, damage, cost or expense incurred by Landlord or Landlord’s designee or nominee in connection with the correction of any and all deficiencies of a physical plant nature identified by any governmental authority responsible for licensing the Leased Property in the course of any change of ownership inspection but only to the extent that, during the Term, such deficiencies were (i) previously included in a statement of deficiencies issued to Tenant by such governmental authority as part of a survey of the Facility conducted prior and unrelated to such change of ownership, and (ii) not corrected by Tenant.

(d) In the event of a conflict between the provisions of this Section 41.4 and any OTA executed by Tenant, on the one hand, and Landlord or Landlord’s nominee or designee, on the other hand, the provisions of the OTA shall control.

41.5 Successors and Assigns. This Master Lease shall be binding upon Landlord and its successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

41.6 Governing Law. THIS MASTER LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION

EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS MASTER LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

41.7 Waiver of Trial by Jury. EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE. EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS MASTER LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO TIES LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

41.8 Entire Agreement. This Master Lease and the Exhibits and Schedules hereto constitutes the entire and final agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties and, with respect to the provisions set forth in Section 40.1, no such change or modification shall be effective without the explicit reference to such section by number and paragraph. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Master Lease.

41.9 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Master Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

41.10 Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

41.11 Interpretation. Both Landlord and Tenant have been represented by counsel and this Master Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Master Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

41.12 Time of Essence. Time is of the essence of this Master Lease and each provision hereof in which time of performance is established.

41.13 Further Assurances. The parties’ agree to promptly sign all documents reasonably requested to give effect to the provisions of this Master Lease.

41.14 Right of First Opportunity.

(a) Except as otherwise specifically provided herein, in the event Landlord determines that it wants to sell any or all of the Leased Property at any time during the Initial Term or any Renewal Term, Landlord shall first in writing offer to enter into negotiations for such sale with the applicable Tenant or any Affiliate of such Tenant (a “Seller’s Notice”). If the applicable Tenant or an Affiliate thereof (“Buyer”) shall within ten (10) Business Days from receipt of Seller’s Notice give Landlord notice ( a “Buyer’s Notice”) that it wishes to enter into good faith negotiations for the purchase of the applicable Leased Property(ies) (a “Notice of Interest”) within the above-described ten (10) Business Day period, Landlord and Buyer shall enter into good faith negotiations for a period of thirty (30) days from Landlord’s receipt of the Notice of Interest (the “Negotiation Period”) for the sale and purchase of the applicable Leased Property(ies). If during the Negotiation Period a written agreement with respect to the purchase and sale of the applicable Leased Property(ies) (a “Purchase Agreement”) is executed by Landlord and Buyer, Landlord shall sell and Buyer shall purchase the applicable Leased Property(ies) on the terms and conditions set forth in the Purchase Agreement.

(b) If (i) a Notice of Interest is not given as set forth above, and Landlord in its sole discretion continues to desire to sell applicable Leased Property(ies) then, for a period of one (1) year after the expiration of the time within which a Notice of Interest was required to be given, or (ii) a Notice of Interest is given but Landlord and Buyer do not execute a Purchase Agreement during the Negotiation Period, and Landlord in its sole discretion continues to desire to sell applicable Leased Property(ies), then for a period of one (1) year from the expiration of the Negotiation Period, Landlord shall be free to sell applicable Leased Property(ies) to any third party for a Cash Price that is not less than ninety eight percent (98%) of a Cash Price offered by written notice to Landlord by Buyer during the Negotiation Period, free from any claim of any right to purchase the applicable Leased Property(ies) by Buyer, Guarantor or any Affiliate of Buyer or Guarantor (including, without limitation, any subsequent rights under this Section 41.14 with respect to the applicable Leased Property(ies), which shall be of no further force or effect). For purposes of the preceding sentence, a “Cash Price” shall be the amount to be received by Landlord in cash or equivalent upon the closing of the sale net of prorations and expenses to be borne by Landlord (excluding commissions). If the applicable

Leased Property(ies) are not sold within such one (1) year period, before entering into negotiations with any third party for the sale of the applicable Leased Property(ies) Landlord shall first offer to enter into negotiations for the sale thereof to Buyer pursuant to the process described above.

(c) The foregoing right of first offer (i) is not assignable by Tenant except to an Affiliate of Tenant, (ii) shall simultaneously and automatically terminate upon termination of this Master Lease, (iii) shall not under any circumstances be extended, modified or in any way altered except by a writing executed by Landlord and Tenant and (iv) shall not apply in the event of (A) a merger transaction or sale by Sabra involving all or substantially all of the assets of it and its subsidiaries, (B) a sale/leaseback transaction by Landlord with respect to any or all of the Leased Properties for financing purposes, (C) a sale or transfer to an Affiliate of Sabra or a joint venture entity in which Sabra or its Affiliate is the managing member or partner, or (D) an Excluded Portfolio Sale (as hereinafter defined) by Sabra and/or its Affiliates. For purposes of this Section 41.14(c), an “Excluded Portfolio Sale” shall be defined as a sale by Sabra and/or its Affiliates in a single transaction or series of related transactions of more than ten facilities where less than fifty percent (50%) of the facilities included therein are leased to Tenant under the terms of this Master Lease. For the avoidance of doubt the parties acknowledge and agree that if (X) any of the Leased Properties are included in a single transaction or series of related transactions involving less than ten facilities, regardless of the percentage of the facilities included in such transaction or series of related transactions which are represented by the Leased Properties (a “Small Portfolio Sale”) or (Y) any of the Leased Properties are included in a single transaction or series of related transactions involving ten or more facilities, fifty percent (50%) or more of which are represented by the Leased Properties (a “Large Portfolio Sale”), then neither such Small Portfolio Sale nor such Large Portfolio Sale shall be deemed to be an Excluded Portfolio Sale and Landlord shall be required to offer Tenant the right to purchase the Leased Properties included in such Small Portfolio Sale or Large Portfolio Sale, as applicable, in accordance with the requirements of this Section 41.14.

(d) Except as otherwise specifically set forth in Section 41.14(b), any sale by Landlord of all or any portion of the Leased Property(ies) to a party other than Buyer, Guarantor or any Affiliate of Buyer or Guarantor pursuant to this Section 41.14 shall be subject in each instance to all of the rights of Tenant under this Master Lease, including the rights granted to Tenant under this Section 41.14.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, this Master Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

[INSERT APPLICABLE SIGNATURE BLOCKS FOR LANDLORD ENTITIES.]

S-1

TENANT:

[INSERT APPLICABLE SIGNATURE BLOCKS FOR TENANT ENTITIES.]

S-2

EXHIBIT A

SCHEDULE OF FACILITIES

Defined Terms

“SNF”            Skilled Nursing Facility

“ALF”            Assisted Living Facility

Facility Name	Facility Address	Type of Facility/ Applicable Radius Restriction	No. of Beds/Units
[SNF/ALF] [Urban/Rural]

A-1

EXHIBIT B

LEGAL DESCRIPTIONS

B-1

EXHIBIT C

TENANT PERSONAL PROPERTY

All of the following with respect to each of the Facilities: (i) vehicles, tools, spare and replacement parts, and similar property used by Tenant in connection with the operation of the Facilities; (ii) all customer lists, patient files and records related to former and current patients, and all books and records with respect to the operation of the Facilities; and (iii) all employee time recording devices, pagers, computers, computer software, hardware and discs used by Tenant in connection with the operation of the Facilities.

C-1

EXHIBIT D

SCHEDULE OF ALLOCATED INITIAL INVESTMENT AMOUNTS

Facility Name	Allocated Initial Investment
$

D-1

EXHIBIT E

FORM OF OPERATIONS TRANSFER AGREEMENT

[ATTACHED]

E-1

OPERATIONS TRANSFER AGREEMENT

(INSERT FACILITY CITY AND STATE)

THIS AGREEMENT is made and entered into as of the      day of             , 20     (the “Execution Date”) by and between                                         , a                                          (“Licensee”) and                                         , a                                          (“New Operator”).

RECITALS

A. Licensee is the tenant and licensed operator of the Facility. Licensee leases the Facility from Landlord under the terms of the Lease.

B. Landlord and Licensee have agreed to terminate the Lease. DRAFTING NOTE: EXPAND THIS RECITAL AS NEEDED TO FIT THE FACTS OF THE PARTICULAR TRANSACTION.

C. In order to facilitate a transition of operational and financial responsibility from Licensee to New Operator in a manner which will ensure the continued operation of the Facility after the Effective Date in compliance with applicable law and in a manner which does not jeopardize the health and welfare of the residents of the Facility, Licensee and New Operator are desirous of documenting certain terms and conditions relevant to the transition of operational and financial responsibility from Licensee to New Operator.

D. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in Exhibit A.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. Change of Ownership.

1.1. New Operator agrees that, to the extent it has not previously done so, within two (2) business days after the Execution Date, New Operator shall file all applications and other documents required for the issuance of the Licensure Approvals and thereafter New Operator shall diligently proceed with securing the Licensure Approvals and shall (A) from time to time, upon request of Licensee, advise Licensee of the status of New Operator’s efforts to secure the Licensure Approvals, (B) promptly advise Licensee once New Operator has received confirmation of the date on which the New License will be issued and thus the anticipated Effective Date is known to New Operator and (C) promptly upon receipt of a request therefor from Licensee, New Operator shall provide Licensee with copies of the documents evidencing the New License and the other Licensure Approvals. Licensee shall reasonably and promptly cooperate with New Operator in filing any notices or furnishing any other documents required to be filed by Licensee in order to enable New Operator to obtain the Licensure Approvals and, upon request, Licensee will provide drafts of such notices to New Operator for its review and comment.

Exhibit E-1

1.2. On the Effective Date Licensee shall assign to New Operator its Medicare and Medicaid Provider Agreements in accordance with and as permitted by any and all applicable laws and orders, rules, requirements and regulations of CMS and the State subject to any and all other applicable federal or State statutes and regulations regarding the same. All liability under Licensee’s Medicare and Medicaid Provider Agreements prior to the Effective Date will be the responsibility of Licensee. New Operator and Licensee acknowledge and agree that New Operator is not expected to have received “tie in” notice from CMS with respect to the Medicare Provider Agreement or a new Medicaid Provider Agreement as of the Effective Date. Accordingly, in consideration for, and as a material inducement to, Licensee’s agreement to consummate the transaction provided for herein prior to New Operator’s receipt thereof, New Operator agrees that it will not begin to bill for its services under Medicaid or Medicare until the tie in notice/new Provider Agreement and the required provider numbers have been received by New Operator. Licensee will not bill Medicare or Medicaid or any other provider for services provided by New Operator after the Effective Date.

1.3. As between Licensee and the New Operator, the New Operator shall be solely responsible for the CHOW Liabilities; provided, however, that this shall not affect the liability, if any, of Licensee under any Lease Termination Agreement executed by and between Licensee and Landlord (the “LTA”). For the avoidance of doubt, the parties acknowledge and agree that it is their intent that in the event New Operator is required to make physical plant repairs, modifications or replacements to the Facility in order to obtain the New License and such repairs, modifications or replacements were the subject of deficiencies which Licensee received from the applicable local, State or federal governmental authorities during the period prior to the Effective Date, then Licensee, rather than New Operator shall be responsible for the reasonable cost thereof (the “Licensee Pre-Effective Date Physical Plant Regulatory Obligations”) but otherwise all such repairs, modifications and replacements shall be undertaken by New Operator at its sole cost and expenses.

1.4. In the event of a breach by New Operator prior to the Effective Date of its obligations under Section 1.1 that Licensee determines is reasonably likely to materially impair New Operator’s ability to secure the Licensure Approvals and which breach has not been cured within ten (10) days after receipt of written notice from Licensee or in the event the Effective Date has not occurred by the Outside Date, then Licensee shall have the right, but not the obligation, at anytime thereafter, on written notice to New Operator and Landlord, to declare this Agreement null and void and of no further force and effect, after which neither party shall have any further rights or obligations hereunder.

1.5. DRAFTING NOTE: DELETE THIS SECTION AND THE RELATED EXHIBIT IF NOT APPLICABLE. New Operator acknowledges and agrees that Licensee has advised New Operator that there may be residents at the Facility whose care is paid for by the Department of Veterans Affairs (the “VA Residents”) under the terms of a national and/ or local contract (the “Prime Contract”) between Licensee and the Department of Veterans Affairs (the “VA”). Accordingly, within three (3) business days

Exhibit E-2

after the Execution Date, New Operator shall (i) file all applications and other documents required by the VA (the “VA Contract Application”) for the issuance to New Operator as of the Effective Date of either (A) a contract between New Operator and the VA or (B) such other documentation acceptable to the VA, New Operator and Licensee with respect to the care provided by New Operator to the VA Residents from and after the Effective Date; provided, however, in no event shall such contract or other documents be acceptable to Licensee unless they specifically provide that Licensee shall have no financial or legal liability from and after the later of the Effective Date or the execution of such contract or other documentation for the care provided to the VA Residents at the Facility (the “New VA Contract”) and (ii) enter into a subcontract with New Operator in the form attached hereto as Schedule 1.5 (the “VA Subcontract”) to be effective for the limited period of time specified in the VA Subcontract if the VA has not issued the New VA Contract to New Operator as of the Effective Date. From and after the filing of the VA Contract Application, New Operator shall diligently proceed with securing the New VA Contract prior to the Effective Date and shall from time to time, upon request of Licensee, advise Licensee of the status of New Operator’s efforts to secure the VA Contract. New Operator acknowledges and agrees that in the event New Operator fails to satisfy the requirements of this Section 1.5 within the time periods set forth in this Section 1.5, then Licensee shall have the right, prior to the Effective Date, to transfer all of the VA Residents to other long term care facilities, including other facilities operated by Licensee, which have a contract in effect with the VA, it being understood and agreed that Licensee is at financial and legal risk in the event New Operator provides care to such residents under the Prime Contract, which risk can only be minimized by New Operator complying with the requirements of this Section 1.5 with respect to the New VA Contract and the VA Subcontract.

2. Conveyance of Licensee’s Property and Inventory; Assignment of Admission and Arbitration Agreements.

2.1. In consideration for the payment on the Effective Date in immediately available funds by New Operator to Licensee of the amount of the Inventory Consideration, Licensee shall transfer and convey the Inventory to New Operator on the Effective Date, in its “as is” condition without representations or warranties of any kind, express or implied; provided, however, notwithstanding the Inventory Consideration, Licensee’s only obligation shall be to ensure that the level of Inventory at the Facility prior to and on the Effective Date is in an amount and of a type that is consistent with the medical orders and clinical needs of residents and Licensee’s past practices with respect to its operations at the Facility and which meets any minimum requirements established under applicable federal and State law. Licensee shall have no obligation to deliver the Inventory to any location other than the Facility, it being understood and agreed that the presence of the Inventory at the Facility on the Effective Date shall constitute delivery thereof. New Operator shall pay any sales or use tax which may be payable with respect to the transfer of the Inventory to New Operator. Licensee shall execute a Bill of Sale in the form attached hereto as Schedule 2.1 which confirms the conveyance of the Inventory provided for herein.

Exhibit E-3

2.2. On the Effective Date, Licensee shall also transfer and convey to New Operator, in its “as is” condition, without representations or warranties of any kind, express or implied, all of its right, title and interest, if any, in and to the Tenant Personal Property, if any and to the extent the same exists, it being understood and agreed that Licensee is not making any representation or warranty as to whether or to what extent there is, or on the Effective Date will be, any Tenant Personal Property located at the Facility.

2.3. On the Effective Date, Licensee and New Operator will enter into an Assignment and Assumption Agreement in form attached hereto as Schedule 2.3 pursuant to which Licensee will assign to New Operator and New Operator will assume all of Licensee’s right, title and interest in and to and obligations under the Assigned Admission Agreements; provided, however, the Assignment and Assumption Agreement shall specifically provide that nothing therein shall be construed as imposing any liability on New Operator for the acts or omissions of Licensee under the Assigned Admission Agreements prior to the Effective Date and Licensee shall indemnify, defend and hold harmless New Operator from and against any loss, claim, demand or cause of action (including reasonable attorney’s fees) arising from or relating to Licensee providing services under any of the Assigned Admission Agreements prior to the Effective Date.

2.5 On the Effective Date all telephone numbers in use at the Facility will also be transferred to New Operator for continued use with the Facility.

3. Transfer of Resident Trust Funds.

3.1. On the Effective Date, Licensee shall prepare and deliver to New Operator a true, correct, and complete accounting and inventory (properly reconciled) of the Resident Trust Funds.

3.2. On the Effective Date, Licensee hereby agrees to transfer to New Operator the Resident Trust Funds and New Operator hereby agrees that it will accept such Resident Trust Funds in trust for the residents/responsible parties and be solely accountable to the residents/responsible parties for such Resident Trust Funds in accordance with the terms of this Agreement and applicable statutory and regulatory requirements in connection with the New Operator’s possession or use of such Resident Trust Funds.

3.3. Within ten (10) days after the Effective Date, Licensee shall prepare a final reconciliation comparing the actual Resident Trust Fund balance on the Effective Date to the amount of the Resident Trust Funds transferred to New Operator on the Effective Date and to the extent the former exceeds the latter, within five (5) days of delivery of the final reconciliation, Licensee shall remit such excess to New Operator or to the extent the latter exceeds the former, New Operator shall remit such excess to Licensee.

Exhibit E-4

3.4. New Operator shall have no ongoing responsibility to the applicable resident/responsible party and regulatory authorities in the event the Resident Trust Funds delivered by Licensee to New Operator pursuant to Section 3.2 are demonstrated to be less than the full amount of the Resident Trust Funds for such resident as of the Effective Date, for inaccuracies in the accounting and inventory provided by Licensee, or for claims which arise from actions or omissions of Licensee with respect to the Resident Trust Funds prior to the Effective Date, all of which shall be and remain the responsibility of Licensee.

3.5. Except as specifically set forth in Section 3.4, Licensee shall have no responsibility to the applicable resident/responsible party and regulatory authorities with respect to any Resident Trust Funds delivered to New Operator.

4. Cost Reports. Following the Effective Date, Licensee shall timely prepare and file with the appropriate Medicare and Medicaid agencies any final cost reports with respect to its operation of the Facility which are required to be filed by law under the terms of the [Medicare and Medicaid/Medi-Cal—DRAFTING NOTE: REVISE AS NEEDED BY TRANSACTION] Programs. Within five (5) business days of request by New Operator, Licensee shall provide New Operator with copies of such cost reports, together with copies of any amendments thereto and correspondence related to such final cost reports.

5. Employees.

5.1. Licensee shall terminate all of the Facility employees effective as of 11:59 p.m. on the day immediately prior to the Effective Date. Licensee shall pay directly to such employees any unpaid wages and benefits which Licensee is required by law or by the terms of Licensee’s standard policies and procedures to pay to the employees of the Facility as of the Effective Date. Licensee shall provide New Operator with a list of employees within ten (10) days after the Execution Date and shall permit New Operator, in cooperation and coordination with Licensee, to meet with the employees of the Facility prior to the Effective Date and to advise them of New Operator’s proposed plans with respect to the hiring of the employees of the Facility and the benefits which will be offered to the employees of the Facility. After the Execution Date of this Agreement and for so long as this Agreement remains in effect, Licensee will not transfer employees from the Facility to another facility owned or operated by Licensee or its affiliates without the consent of New Operator; provided, however, no such consent shall be needed if the request for transfer is initiated by the employee but in such event Licensee shall provide New Operator with notice thereof.

5.2. [DRAFTING NOTE – APPROPRIATE OPTION TO BE SELECTED TO FIT EACH TRANSACTION]

[OPTION 1: It is the understanding and belief of Licensee and New Operator that Licensee currently employs fewer than one hundred (100) at the Facility, and that Licensee is therefore not required to give notice to the employees of the Facility

Exhibit E-5

of the “closure” thereof under the WARN Act or under any comparable State law. However, the New Operator has advised the Licensee that it presently intends to offer employment to at least 2/3 of the employees of the Facility who, as of the Effective Date, work at the Facility and have been employed for twenty (20) hours or more per week on average and provide services solely to the Facility and in reliance on such statements Licensee and New Operator have agreed that a closure notice will not be provided to the employees of the Facility.]

[OPTION 2: It is the understanding and belief of Licensee and New Operator that Licensee currently employs more than one hundred (100) workers at the Facility, and that Licensee is therefore required to give notice to the employees of the Facility of the “closure” thereof under the WARN Act and/or under any comparable State law. However, the New Operator has advised the Licensee that it presently intends to offer employment to at least 2/3 of the employees of the Facility who, as of the Effective Date, work at the Facility and have been employed for twenty (20) hours or more per week on average and provide services solely to the Facility, with the terms of the offer of such employment and initial employment of such employees by New Operator to be substantially and materially similar to the current terms of employment of such employees (including but not limited to substantially and materially similar job titles, duties, schedules, seniority calculations, salary or pay rates, and benefits), and in reliance on such statements Licensee and New Operator have agreed that a closure notice will not be provided to the employees of the Facility. New Operator acknowledges and agrees that the provisions of this Section 5.2 are designed, in part, to ensure that Licensee is not required to give notice to employees of the Facility of the “closure” thereof under the WARN Act or any comparable State law. Accordingly, New Operator agrees to indemnify, defend and hold harmless Licensee and its affiliates from and against any damages, loss, costs or expenses, including, but not limited to, reasonable attorneys fees, which such party may incur under the WARN Act or any comparable State law in the event of the violation by New Operator of its obligations under this Section 5.2, including without limitation any violation which results from an allegation that the employees of the Facility were constructively terminated as a result of the terms and conditions of employment offered by New Operator.]

5.3 New Operator agrees to cooperate with Licensee to provide information concerning which employees, if any, are retained by New Operator and the service descriptions and salary levels for any such retained employees. Such employees whose employment is continued shall be referred to as the “Retained Employees.” Licensee or any of its affiliates shall not have the right to employ or offer to employ any employee, except any employee who declines to continue employment with New Operator, for a period of one year from the Effective Date.

5.4. Licensee shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of COBRA to all of the employees of the Facility to whom it is required to offer the same under applicable law. Licensee acknowledges and agrees that New Operator is not assuming any of Licensee’s obligations to its employees under COBRA or otherwise. New Operator agrees to

Exhibit E-6

cooperate with Licensee in providing information concerning which employees, if any, are retained by New Operator after the Effective Date, and the nature of the benefits offered to each such employee. As of the Effective Date, Retained Employees shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by New Operator for the general benefit of its employees and their dependents in accordance with the terms of New Operator’s plan. Notwithstanding the foregoing, in no event shall New Operator make any deduction, related to any group health or other employee benefit plan, from the salary of any Retained Employee unless and until such Retained Employee is actually and effectively covered by such group health or other employee benefit plan, as any such plan is administered by or for the benefit of New Operator.

6. Accounts Receivable.

6.1. Licensee shall retain whatever right, title and interest it may have in and to the Licensee’s A/R. New Operator acknowledges and agrees that (i) it shall do nothing to interfere with any and all rights that Licensee may have in or with respect to Licensee’s A/R, including, but not limited to, the right to collect the same and to enforce any and all of their rights with respect to Licensee’s A/R, and (ii) if it receives any proceeds with respect to the Licensee’s A/R, New Operator will hold such proceeds in trust for Licensee and shall promptly turn over those proceeds to Licensee, without demand, in the form received, without offset or deduction of any kind.

6.2. Within ten (10) business days after the Effective Date, Licensee shall provide New Operator with a schedule setting forth by patient its outstanding accounts receivable with respect to the Facility as of the Effective Date.

6.3. In furtherance and not in limitation of the requirements set forth in Section 6.1, payments received by New Operator or Licensee from and after the Effective Date from third party payors, including but not limited to Medicare, Medicaid, managed care and health insurance, shall be handled as follows:

6.3.1. If such payments either specifically indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period prior to the Effective Date, Licensee shall be entitled to retain the same or, if received by New Operator, they shall be forwarded to Licensee by New Operator, along with the applicable remittance advice, promptly, but in no event more than ten (10) business days after receipt thereof;

6.3.2. If such payments indicate on the accompanying remittance advice, or if the parties agree that they relate to the period on or after the Effective Date, they shall be retained by New Operator or if received by Licensee, they shall be forwarded to New Operator by Licensee, along with the applicable remittance advice, promptly, but in no event more than ten (10) business days after receipt thereof; and

Exhibit E-7

6.3.3. If the period(s) for which such payments are made is not indicated on the accompanying remittance advice, the parties will contact the payer to ascertain the intent of payer and that intent shall be followed. If the parties are unable to ascertain the intent of the payer and the parties are unable to agree as to the periods to which such payments relate, the parties shall assume that each payment relates to the oldest outstanding unpaid receivables for reimbursement and, based on such assumption, the portion thereof which relates to the period on and after the Effective Date shall be retained by New Operator and the balance shall be remitted to Licensee promptly, but in no event more than ten (10) business days after receipt thereof or if received by Licensee, the balance due to New Operator shall be remitted to New Operator promptly, but in no event more than ten (10) business days after receipt thereof.

6.4. Any payments received by New Operator during the first forty-five (45) days after the Effective Date from or on behalf of private pay patients with outstanding balances as of the Effective Date, which fail to designate the period to which they relate (and which cannot be ascertained by contact with the payer), will first be remitted to Licensee by New Operator to be applied to reduce the patients’ pre-Effective Date balances, with any excess applied to reduce any balances due for services rendered by New Operator after the Effective Date. After such forty-five (45) day period, all non-designated payments will first be applied to any post-Effective Date balances, with the excess, if any, applied to the extent of any balances due for services rendered by Licensee prior to the Effective Date; provided, however, that any residents who are listed as private pay while Medicaid eligibility determinations are pending shall be disclosed to New Operator at the Effective Date with the intention that if Medicaid eligibility is established, the resident’s private resource contribution to the cost of care, if any, that relates to services rendered prior to the Effective Date shall be payable to Licensee and that which relates to services rendered from and after the Effective Date shall be payable to New Operator.

6.5. Nothing herein shall be deemed to limit in any way Licensee’s rights and remedies to recover accounts receivable due and owing Licensee under the terms of this Agreement.

6.6. In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other promptly, but in no event more than three (3) business days, after said determination is made; provided, however, that if either party believes the other party has misapplied any such funds and there is a disagreement, written notice shall be provided and the parties shall discuss the matter in good faith within ten (10) days of such notice.

6.7. For the nine (9) month period following the Effective Date or until Licensee receives payment of all accounts receivable attributed to the operation of the Facility prior to the Effective Date, whichever is sooner, New Operator shall provide Licensee with (i) an accounting by the 20th day of each month setting forth all amounts

Exhibit E-8

received by New Operator during the preceding month with respect to Licensee’s A/R which are set forth in the schedule provided by Licensee pursuant to Section 6.2 and (ii) copies of all remittance advices relating to such amounts received and any other reasonable supporting documentation as may be required for Licensee to determine the Licensee’s A/R that has been paid. New Operator shall deliver such accounting to Licensee at the following address: A/R Disposition Manager, Corporate Accounting, 101 Sun Avenue, NE, Albuquerque, NM 87109. Licensee shall have the right to inspect, at Licensee’s expense, all cash receipts of New Operator during weekday business hours in order to confirm New Operator’s compliance with the obligations imposed on it under this Section. In furtherance and not limitation of the foregoing, the New Operator agrees and acknowledges that the Licensee shall have the right to have Licensee’s Reconciliation Representative present at any time during normal business hours of the Facility for the period of the first sixty (60) calendar days following the Effective Date to inspect all cash receipts of New Operator and any and all other accounting records related to the reconciliation of the Licensee’s A/R, as such are related to the pre and post Effective Date periods, and in order to confirm New Operator’s compliance with the obligations imposed on it under this Agreement, including but not limited to this Section 6.7, with such access to include the Licensee’s Reconciliation Representative being allowed access to the Facility administrator’s and/or business office(s) and given access to review and photocopy, at Licensee’s expense, all deposits and financial and medical records reasonably applicable to the Licensee’s dates of service, as necessary in Licensee’s sole discretion. Further, following such 60 day period, the Licensee’s Reconciliation Representative will be allowed the same access to the Facility as per the foregoing sentence on a monthly basis at a date and time to be mutually agreed upon by the parties, with any and all records reasonably identified by Licensee’s Reconciliation Representative to be fully and readily available on such dates for inspection and photocopying.

6.8. Failure of either party to forward to the other party any payment received by such party in accordance with the terms of this Section 6, shall entitle the other party (among all other remedies allowed by law and this Agreement) to interest on the amount owed at the rate per annum equal to the Prime Rate as set forth in the Money Rates Section of The Wall Street Journal, as the same may change from time to time, plus six percent (6%) simple interest, until such payment has been paid. The payment of any interest imposed under this Section 6, if any, shall be made together with the underlying payment therefor.

6.9. The obligations of the parties to forward the accounts receivable payments pursuant to this Section 6 are absolute and unconditional and irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge, recoupment, offset, counterclaim or defense of the parties, the right to assert any of which with respect to proceeds of any accounts receivable is hereby waived. All obligations under this Section 6 shall survive the issuance of the Licensure Approvals, the Effective Date and the transfer of the operations of the Facility to the New Operator.

Exhibit E-9

6.10. If, on the Effective Date, the New Operator is a party to, or if, after the Effective Date and while any of the Licensee A/R remain outstanding, New Operator enters into a financing arrangement with a New Operator Lender (which for purposes hereof shall include any additional or replacement of any such financing that is in place upon the Effective Date), New Operator shall cause such lender to execute and deliver a Lender Acknowledgment substantially in the form attached hereto as Exhibit B-1, and addressed to Licensee and any lender designated by Licensee, confirming that the New Operator Lender has no lien on, or interest in, the Licensee A/R.

6.11 If on the Effective Date the New Operator is not a party to a financing arrangement with a New Operator Lender, then on the Effective Date it shall deliver the New Operator Representation Letter in the form attached hereto as Exhibit B-2.

7. Costs and Prorations.

7.1. Following the Effective Date, as between New Operator and Licensee, revenues (to the extent that such revenues are not included in Licensee A/R and prorated in accordance with Section 6 above) and expenses, utility charges for the billing period in which the Effective Date occurs, prepaid expenses (including, but not limited to, transferable business licenses in effect for a period which extends beyond the Effective Date) and other related expense items attributable to the Facility shall be prorated between Licensee and New Operator as of the Effective Date. Licensee’s obligation with respect to the payment of real and personal property taxes that relate to the period prior to the Effective Date shall, prior to the Effective Date, be as set forth in the Lease and, from and after the Effective Date, shall be governed by the provisions of the LTA. In general, such prorations shall be made so that as between New Operator and Licensee, Licensee shall be reimbursed for prepaid expense items to the extent that the same are applied to expenses attributable to periods after the Effective Date and Licensee shall be charged for unpaid expenses to the extent that the same are attributable to periods prior to the Effective Date. This provision shall be implemented by New Operator remitting to Licensee any invoices (or the applicable portion thereof in the case of invoices which cover periods both prior to and after the Effective Date) which describe goods or services provided to the Facility before the Effective Date and by New Operator assuming responsibility for the payment of any invoices (or portions thereof) which describe goods or services provided to the Facility on and after the Effective Date; provided, however, that notwithstanding any provision of this Agreement to the contrary, any and all deposits paid by Licensee with respect to the Facility, including without limitation any and all utility deposits paid to, and/or cash or other collateral held by, any utility, insurance company or surety shall remain the sole and exclusive property of Licensee and New Operator shall have no right or interest therein or thereto.

7.2. All such prorations shall be made on the basis of actual days elapsed in the relevant accounting period and shall be based on the most recent information available to Licensee and/or New Operator. Utility charges which are not metered or read on the Effective Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor as of the Effective Date. Insurance premiums and

Exhibit E-10

payments shall not be pro-rated and New Operator shall obtain its own insurance coverage covering all periods commencing on and after the Effective Date.

7.3. All amounts which are subject to proration under the terms of this Agreement and which require adjustment after the Effective Date shall be settled within thirty (30) days after the Effective Date or, in the event the information necessary for such adjustment is not available within said thirty (30) day period, then within ten (10) business days of receipt of information by either party necessary to settle the amounts subject to proration, and, unless otherwise set forth herein, any payment owed shall be made within fifteen (15) days of a party’s receipt of a request for payment. In the event of a disagreement regarding any item(s) (or the amount of any item(s)) subject to proration under the terms of this Agreement, New Operator and Licensee shall negotiate in good faith to resolve any such disagreement within ten (10) days after either party articulates to the other a basis for disagreement. If the parties are unable to resolve such dispute within ten (10) days, then the parties shall appoint an Independent Accounting Firm, which shall review the items then subject to disagreement and determine the appropriate proration within thirty (30) days after such appointment. The parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The determination by the Independent Accounting Firm with respect to each item in dispute shall be conclusive and binding on the parties hereto. All fees and expenses billed by the Independent Accounting Firm in connection with the resolution of disputes under this section shall be borne one-half by New Operator and one-half by Licensee.

7.4. On the Effective Date, Licensee shall remove from the Facility any petty cash and any other funds maintained at or for the Facility immediately prior to the Effective Date, other than resident trust funds, which shall be handled in the manner set forth in Section 3.

7.5. This Agreement shall not affect, and Licensee shall retain, whatever right, title and interest it may have in and to any insurance proceeds or condemnation awards which may be due and owing to Licensee under the Lease, prior to the Effective Date, or under the LTA, from and after the Effective Date, as a result of any covered incidents of damage or destruction to, or takings of, the Facility or any part thereof occurring prior to the Effective Date even if the same are not paid until after the Effective Date. In furtherance of the foregoing, New Operator agrees (i) upon reasonable advance notice and during normal business hours to provide such access to the Facility as may be required by Licensee or any third party adjuster or representative of a condemning authority to settle any such insurance claims/condemnation proceedings and (ii) in the event any such insurance proceeds or condemnation awards are directed to New Operator or the Facility rather than to Licensee, to hold such insurance proceeds/condemnation awards in trust for Licensee and to remit the same to Licensee in the form received, without offset or deduction of any kind, within ten (10) days after receipt thereof.

7.6. In addition to any costs for which New Operator is responsible under Section 1 hereof, New Operator shall be solely responsible for all costs, fees and expenses incurred by it in connection with the transfer of operations of the Facility as

Exhibit E-11

contemplated hereunder, including but not limited to the cost of any training of the Facility’s employees which it may elect to undertake with the approval of Licensee, which approval shall not be unreasonably withheld provided such training is conducted in a manner which does not disrupt the operation of the Facility prior to the Effective Date, and the cost of any due diligence that it undertakes in furtherance of such transfer of operations, including but not limited to, the costs of any examination or copying by New Operator or its agents of any books, records, patient files or other operational or fiscal information and data of any kind of Licensee or the Facility. In furtherance and not in limitation of the foregoing, in the event that in the process of any such employee training and/or due diligence examinations Licensee shall incur any out of pocket costs or expenses related to the use of its employees, equipment and/or the provision of any such information, New Operator shall, within ten (10) days after a written demand therefor accompanied by reasonably detailed supporting documentation, reimburse Licensee for all reasonable out of pocket costs and expenses so incurred by it.

8. Access to Records.

8.1. On the Effective Date, Licensee shall deliver to New Operator all records necessary to the efficient, continued operation of the Facility. Nothing herein shall be construed as precluding Licensee from removing from the Facility (a) the originals of the financial records which relate to its operations at the Facility, (b) the originals of any proprietary materials related to its overall corporate operations, (c) the originals of all performance improvement data, (d) originals of employee records for all former employees not employed by New Operator, (e) copies of retained employee records, (f) originals of patient records for all former patients no longer residing at the Facility, (g) copies of records for all current patients residing at the facility and (h) legacy records stored either on-site or off-site.

8.2. From and after the Effective Date and, except as otherwise specifically provided below, for a period of five (5) years thereafter, New Operator shall allow Licensee and its agents and representatives (including, without limitation, any financial institutions having an interest in Licensee’s A/R) to have reasonable access to (upon reasonable prior written notice and during normal business hours), and to make copies of (at Licensee’s expense), the books and records and supporting material of the Facility relating to the period prior to the Effective Date which are in New Operator’s possession pursuant to Section 8.1, to the extent reasonably necessary to enable Licensee to among other things investigate and defend malpractice, employee or other claims, to file or defend cost reports and tax returns, to file exceptions to the Medicare routine cost limits for the cost reporting periods prior to and including the Effective Date and, for a period of one year after the Effective Date, to verify accounts receivable collections due Licensee.

8.3. Licensee shall have the right, at Licensee’s sole cost and expense, within five (5) days of the delivery of a request therefor to New Operator to enter the Facility and remove originals or copies of any such records delivered to New Operator for purposes of litigation involving a patient or employee to whom such record relates. If an

Exhibit E-12

officer of or counsel for Licensee certifies that an original of such record must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation then the records so removed shall be an original. Any record so removed shall promptly be returned to New Operator following its use, and nothing herein shall be interpreted to prohibit New Operator from retaining copies of any such documents. All cost of making and sending such copies shall be for the account of Licensee.

8.4. New Operator agrees to maintain such books, records and other material comprising records of the Facility’s operations prior to the Effective Date that have been received by New Operator from Licensee or otherwise, including, but not limited to, patient records and records of patient funds, to the extent required by law, but in no event less than five (5) years from the Effective Date, and shall, at Licensee’s request, allow Licensee a reasonable opportunity to remove such documents, at Licensee’s expense, at such time after such record retention period as New Operator shall decide to dispose of such documents.

8.5. In order to enable Licensee to investigate and defend claims and litigation initiated against Licensee and the affiliates, employees, officers and directors of Licensee for events that occurred prior to the Effective Date, New Operator agrees to cooperate, at Licensee’s sole cost and expense, in all reasonable respects with the defense and investigation of such claims and litigation including, without limitation, allowing Licensee, its agents, representatives and accountants, access, upon 48 hours prior written notice to the New Operator at the address set forth in this Agreement and the Administrator of the Facility at the address of the Facility and during normal business hours, to employees of the Facility for the purpose of conducting interviews, locating and identifying documents and allowing full access to the original books and records and supporting material of the Facility including, without limitation, complete patient records, personnel files, staffing records, training records, financial records, vendor contracts and reimbursement records related to the period prior to the Effective Date; provided, however, that (i) no such entry shall unreasonably interfere with residents, patients, patient care or the operation of the Facility, and (ii) such access to patient and personnel records shall be subject to applicable privacy laws, including applicable State licensure laws and/or the Health Insurance Portability and Accountability Act of 1996. Any copies made by Licensee pursuant to this Section 8.5 shall be made at Licensee’s cost and expense.

8.6. New Operator agrees to notify Licensee within three (3) business days of receipt by New Operator or the Facility of any request for medical records, notice of intent to commence litigation, summons, writs, complaints or other form of claim or litigation which either allege acts or omissions on the part of Licensee which occurred prior to the Effective Date or which identify Licensee or its affiliates, employees, officers or directors as a party or which relate to any of the Facility records retained by Licensee. All such notices shall be sent to: Office of the General Counsel, Sun Healthcare Group, Inc., 18831 Von Karman, Irvine, CA 92612.

Exhibit E-13

8.7. Following the Effective Date, in the event of a further transfer of operations of the Facility from New Operator to a subsequent operator of the Facility (each a “Subsequent Operator”), New Operator shall, as a condition to such transfer, expressly require in the transfer documentation (each a Subsequent OTA) that (i) the Subsequent Operator comply with the provisions of preceding Sections 8.2 through 8.5 (collectively, the “Facility Records Provisions”) as if Subsequent Operator were the New Operator hereunder and (ii) each Subsequent OTA shall incorporate the Facility Records Provisions for the express benefit of Licensee such that Licensee shall be an express third party beneficiary to the Facility Records Provisions of each such Subsequent OTA.

9. Operating Contracts and Vehicles.

9.1. Within five (5) days of the Execution Date, Licensee shall provide New Operator with a list (the “Operating Contract Schedule”) and copies of all Operating Contracts, other than the Master Operating Contracts, and within five (5) days of the Execution Date, Licensee shall provide New Operator with a list of the Master Operating Contracts and of any Excluded Affiliate Contracts (the “Master Operating Contract and Excluded Affiliate Contract Schedule”). The Operating Contract Schedule shall include the date on which each Operating Contract terminates, if and to the extent the same is reflected in the document or otherwise is contained in the records of Licensee. Within ten (10) days following receipt by New Operator of the Operating Contract Schedule and Operating Contracts, New Operator shall inform Licensee in writing of any Operating Contract which New Operator wishes to have assigned to it as of the Effective Date (the “Designated Operating Contracts”). New Operator acknowledges and agrees that the Operating Contracts shall not include the Master Operating Contracts or the Excluded Affiliate Contracts, that the Master Operating Contract Schedule and the list of Excluded Affiliate Contracts are being provided for informational purposes only, and that in no event will the New Operator have the right to designate a Master Operating Contract or an Excluded Affiliate Contract to be assigned to New Operator. New Operator further acknowledges and agrees that certain of the Operating Contracts or Master Operating Contracts may include Payor Contracts, and that it is and shall be the responsibility of New Operator to take such action as may be necessary to negotiate new Payor Contracts in its own name, or have any existing Payor Contracts assigned to New Operator on terms which include a full release of Licensee from all future liability under any such assigned Payor Contracts, prior to the Effective Date to the extent such New Operator is interested in receiving payments after the Effective Date for care provided to the residents covered by such Payor Contracts. Licensee shall provide commercially reasonable cooperation to New Operator in connection with the assignment of the Designated Operating Contracts to New Operator, it being understood and agreed that there can be no assurances that New Operator will be able to secure any third party consents needed to assign to New Operator any or all of the Designated Operating Contracts. Licensee shall terminate all of the Operating Contracts not assigned to New Operator and shall have the right to remove from the Facility any equipment which is subject to such unassigned Operating Contracts or to a Master Operating Contract.

Exhibit E-14

9.2. Licensee and New Operator acknowledge and agree that the Vehicle is located at the Facility and shall either be removed from the Facility, remain at the Facility for no additional consideration or sold by Licensee to New Operator all as set forth more fully in Exhibit C.

9.3. Licensee and New Operator acknowledge and agree that in the event Licensee terminates any of the Operating Contracts at the direction of New Operator but such termination will not be effective until after the Effective Date as a result of notice provisions set forth in such Operating Contacts (the “Termination Date”), if and to the extent that New Operator derives any benefit from the goods or services provided under such Operating Contract between the Effective Date and the Termination Date, New Operator shall, upon demand, reimburse Licensee for any payments under such Operating Contracts made by Licensee between the Effective Date and the Termination Date.

9.4 In the event that Licensee’s affiliates (“Sun Affiliates”), including without limitation SunDance, provide rehabilitation services or other services to the Facility (the “Affiliate Ancillary Services”) for any period after the Effective Date, New Operator shall be solely responsible for any and all payments with respect to the Affiliate Ancillary Services for the period from and after the Effective Date and in no event shall New Operator have the right to offset any amounts owed or claimed to be owed by Licensee to New Operator against any amounts owed by New Operator to the Sun Affiliates. New Operator further acknowledges and agrees that, if Sun Affiliates do not continue as vendors of supplies or services at the Facility after the Effective Date, Licensee shall have the right to remove or cause to be removed from the Facility on the Effective Date or, upon reasonable notice, any time within the forty five (45) day period subsequent to the Effective Date, any and all Ancillary Services Equipment or the provision of such similar services by Licensee, including but not limited to the provision of rehabilitation and/or therapy services therein, and specifically including but not limited to any equipment described in Exhibit D hereto, or any such property which may become located at the Facility at any time after the Execution Date and is identified by Licensee as being subject to the foregoing provisions. In furtherance of the same, New Operator shall allow Licensee, its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours) the Facility in order to remove any such Ancillary Services Equipment. Notwithstanding the foregoing, nothing herein shall be construed as granting New Operator any right or license to utilize, in any way, in furtherance of the operation of the Facility or otherwise, the aforesaid property during such period from the Effective Date until the removal of the same, if any. The Sun Affiliates and/or any third party owners of any such Ancillary Services Equipment shall be intended third party beneficiaries of this Section 9.4 and accordingly shall be entitled to enforce the obligations of New Operator hereunder.

10. Proprietary Information and Materials; Trade Names.

10.1 New Operator acknowledges and agrees that any and all proprietary and confidential materials and information located at and used in connection with the operation of the Facility and identified by Licensee in writing as being proprietary or

Exhibit E-15

confidential, including Licensee’s policy and procedure manuals, shall be and remain the property of Licensee and accordingly shall be removed by Licensee from the Facility on or immediately before the Effective Date; provided, however, that if New Operator so elects by written notice delivered to Licensee prior to the Effective Date, Licensee shall leave its policy and procedure manuals at the Facility for a period of up to thirty (30) days after the Effective Date and New Operator agrees to forward such manuals to a location designated by Licensee, at New Operator’s sole cost and expense, at the end of such thirty (30) day period, it being understood and agreed that the maintenance of such manuals until new manuals are delivered to the Facility by New Operator is critical to the ongoing compliance of the Facility after the Effective Date with applicable licensure and certification laws.

10.2 New Operator shall be permitted to use the name(s) under which the Facility has done business (the “Facility Trade Names”); provided, however, that nothing herein shall be construed as granting New Operator any right to use the name “SunBridge” or “Sun” or “Sun Healthcare Group” or “Harborside” or “Peak” any variation thereof. Licensee shall not use any Facility Trade Name in the same market in which the Facility is located in connection with any business that competes with the Facility.

11. Computer Systems and Telecommunications Equipment and Other Property.

11.1. New Operator acknowledges and agrees that Licensee has advised it that it intends to remove from the Facility the Computer and Telecom Systems.

11.2. Licensee acknowledges and agrees that in order to assist New Operator in ensuring the continued operation of the Facility after the Effective Date in compliance with applicable law and in a manner which does not jeopardize the health and welfare of the residents of the Facility, and subject to Licensee obtaining any required third party consents and to New Operator paying to Licensee no later than ten (10) days prior to the Effective Date, an amount equal to the rental and service payments described in Exhibit E due with respect thereto for such thirty (30) day period, Licensee shall leave the Computer and Telecom Systems in place and in effect at the Facility for a period of no more than thirty (30) days after the Effective Date, it being understood and agreed that if such payment is not timely made or if such consent is not obtained or if any requested software license agreement is not entered into or upon the expiration of such 30 day period then Licensee shall remove the Computer and Telecom Systems from the Facility as of the Effective Date or as soon thereafter as possible and in furtherance of the same New Operator will grant Licensee all necessary access to the Facility, upon reasonable notice from Licensee and during normal business hours to remove the Computer and Telecom Systems.

Exhibit E-16

11.3. Nothing in this Section 11 shall be construed as granting New Operator the right to (i) add any computer hardware or software to the Computer and Telecom Systems and/or Licensee’s corporate computer network, (ii) disconnect, copy, disclose, modify or in any manner change any of the hardware or software included within the Computer and Telecom Systems or (iii) take any action which does, or would reasonably be expected to, interfere with the operation of the Licensee’s corporate computer network including its email, internet and intranet systems, it being understood and agreed that a breach by New Operator of its obligations hereunder shall entitle Licensee to immediately remove the Computer and Telecom Systems from the Facility and to immediately discontinue any support services being provided to New Operator by Licensee and that upon any such breach New Operator shall allow Licensee immediate access to the Facility to remove the Computer and Telecom Systems.

12. Indemnification

12.1. Licensee acknowledges and agrees that it shall be responsible for all Medicare and Medicaid billing and cost reports filed with Medicare and Medicaid with respect to the Facility prior to the Effective Date. Accordingly, following the Effective Date, Licensee agrees to indemnify, defend and hold harmless New Operator from and against any and all Claims with respect to the Reimbursement Obligations.

12.2. New Operator agrees promptly after receipt thereof to provide Licensee with any documentation received by it which it believes may give rise to a claim by New Operator against Licensee under this Section 12 (an “Indemnity Notice”). Upon receipt of an Indemnity Notice, Licensee shall within thirty (30) days after receipt of the Indemnity Notice, in good faith, review the Claim and, if appropriate, Licensee shall, at its sole cost and expense, challenge, appeal or defend against the matter described in the Indemnity Notice within the applicable time periods required by law or agreement with the payor, and, in such event, no payment shall be due from Licensee to New Operator under this Section 12 until the earlier to occur of (i) the full and final resolution of such Claim on terms which require a payment by Licensee or new Operator or (ii) the recoupment from New Operator in whole or in part of the amount which is the subject of such Indemnity Notice, in which event payment shall be made within twenty (20) days following notice to Licensee of an event described in subparagraph (i) or (ii) hereof.

12.3. If Licensee fails or elects not to challenge or appeal the Claims described in the Indemnity Notice, Licensee shall indemnify New Operator against any Claims of New Operator within twenty (20) days following the thirty (30) day period described above. In addition to the foregoing, Licensee agrees to cooperate with New Operator in responding to any Claim and to make available to New Operator such documents and records as may be necessary to defend any such Claims.

12.4. All payments not made by Licensee to New Operator when due shall be subject to interest at the Prime Rate announced in the Money Rates section of The Wall Street Journal plus two percent (2%) from the date due to the date paid in full.

Exhibit E-17

13. Disclaimers.

13.1. New Operator acknowledges that, except as expressly set forth in this Agreement, neither Licensee nor any of its agents, employees, officers, directors or other representatives (collectively, “Licensee’s Representatives”) has made and no such person makes any representation, warranty, or covenant whatsoever, whether express or implied, with respect to any matter, thing or event.

13.2. Without limiting the generality of the foregoing, New Operator shall accept the Facility and any and all personal property transferred by Licensee to New Operator in connection with this Agreement, including, but not limited to, the Tenant Personal Property, the Inventory and the Vehicle in their “AS-IS” “WHERE-IS” condition as of the Effective Date, without any representation, warranty or recourse whatsoever except as may expressly be set forth in this Agreement. WITHOUT LIMITING THE FOREGOING, NO REPRESENTATION OR WARRANTY IS MADE REGARDING ANY OF THE PROPERTY TO BE TRANSFERRED TO THE NEW OPERATOR, INCLUDING, WITHOUT LIMITATION, NO REPRESENTATION AS TO THE MERCHANTABILITY OF ANY ITEM OR ITS FITNESS FOR A PARTICULAR PURPOSE OR THE HABITABILITY OR SUITABILITY OF THE FACILITY AND ANY AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

13.3. New Operator acknowledges, on behalf of itself and its affiliates, that neither Licensee nor any of Licensee’s Representatives have made any representation or warranty to New Operator or to any of New Operator’s affiliates, except as specifically set forth in this Agreement. The inclusion of any information in an exhibit, schedule or any other disclosure relating to this Agreement shall not be construed as an admission that such information is material or that such information is required to be reflected in such exhibit, schedule or other disclosure.

13.4. No representation or warranty to New Operator has been or is made with respect to any continuing source of revenues or payments to New Operator or the Facility after the Effective Date, including any payments [from the VA or] under any Payor Contract, estimates, financial projections, or forecasts relating to Licensee, the Facility or any personal property transferred in connection with this Agreement that may have been delivered, communicated or mentioned to New Operator including the reasonableness of the assumptions underlying such estimates, projections and forecasts. With respect to any such estimate, projection or forecast that may have been delivered, communicated or mentioned by or on behalf of Licensee or by Licensee’s Representatives, New Operator acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and forecasts, (ii) New Operator is familiar with such uncertainties, (iii) New Operator is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such estimates, projections and forecasts so furnished to it, and (iv) New Operator shall have no claim against Licensee, any of Licensee’s Representatives or any other person with respect thereto.

Exhibit E-18

13.5. New Operator agrees that, in entering into this Agreement and all of the documents contemplated by this Agreement, it has conducted and is relying solely and exclusively upon its own independent due diligence and investigations with respect to the Facility, its operations, the financial condition of the Facility, any provider agreements, Operating Contracts or personal property transferred in connection with this Agreement and the Facility Employees and that New Operator has not relied on any express or implied representation or warranty by Licensee or Licensee Representative not expressly contained in this Agreement.

14. Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

15. Notices. All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by national overnight courier service or by facsimile transmission with confirmed receipt, each addressed as follows:

(a)	If to New Operator:

And a copy to:

(b)	If to Licensee:	c/o SunBridge Healthcare, LLC
101 Sun Avenue N.E.
Albuquerque, NM 87109
Attention: Director of Real Estate
Fax Number: 505-468-4998
Attention: General Counsel
Fax Number: 505-468-4747

	And a copy to:	SunBridge Healthcare, LLC
18831 Von Karman, Suite 400
Irvine, CA 92612
Attention: General Counsel
Fax Number: 949-255-7055

	with copy to:	The Nathanson Group PLLC
One Union Square
600 University St., Suite 2000
Seattle, WA 98101
Attention: Randi S. Nathanson
Fax Number: 206-299-9335

Exhibit E-19

Any such notice shall be deemed delivered when actually received or when delivery is first refused regardless of the method of delivery used. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

16. Payment of Expenses. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

17. Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder. For the avoidance of doubt, the parties acknowledge and agree that nothing herein shall be construed, prior to the Effective Date, to expand any of the obligations of Licensee to Landlord under the Lease or, from and after the Effective Date, to expand the obligations of Licensee to Landlord under the Lease beyond those obligations which specifically survive termination of the Lease in accordance with the terms of the LTA.

18. Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by either party hereto.

19. No Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party, including, but not limited to, the Landlord, shall have any rights under this Agreement, except as expressly set forth herein.

20. Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

21. Counterparts. This Agreement may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State without regard to principles of conflicts of law.

Exhibit E-20

23. Costs and Attorneys’ Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

24. Construction. Both parties acknowledge and agree that they have participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof no provision shall be construed so as to favor or disfavor either party hereto.

25. Guaranty. The due and timely performance of New Operator’s obligations under this Agreement are guaranteed by the Guarantor pursuant to the Guaranty Agreement.

Exhibit E-21

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

New Operator:

By:
Its:

Licensee:

By:
Its:

Exhibit E-22

GUARANTY

By its signature set forth below,                                         , a                                          (“Guarantor”), does hereby absolutely and unconditionally guarantee the full and complete payment and performance by                                          (“New Operator”) of all of its obligations under that Operations Transfer Agreement dated as of                                          (the “OTA”) by and between New Operator and                                         , a                                          (“Licensee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the OTA. In furtherance and not in limitation of the foregoing, Guarantor does hereby agree as follows:

1. Guarantor does hereby waive all defenses that may be available to it as a surety under the laws of the State to the enforcement of obligations hereunder, including, but not limited to, the following:

(a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

(b) any and all requirements that Licensee institute any action or proceeding, or exhaust any or all of Licensee’s rights, remedies or recourse, against Licensee or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

(c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of New Operator, its successors and assigns, or Guarantor (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether New Operator or any other such person be found not liable thereon for any reason;

(d) the benefits of any and all statutes, laws, rules or regulations applicable in the State which may require the prior or concurrent joinder of any other party to any action on this Guaranty or which may require the exhaustion of remedies prior to a suit on this Guaranty, all as amended from time to time;

(e) any claim Guarantor or New Operator might otherwise have against Licensee by virtue of any right, remedy or recourse permitted it or them hereunder, under the OTA or otherwise available at law or equity;

(f) any failure, omission, delay or lack on the part of New Operator or Licensee to enforce, assert or exercise any right, power or remedy conferred on New Operator, Guarantor or Licensee in this Guaranty or the OTA or any action on

Exhibit E-23

the part of Licensee granting a waiver, indulgence or extension to New Operator or Guarantor;

(g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of New Operator, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting New Operator or any of its assets, or the disaffirmance of the OTA or any of its obligations thereunder in any such proceeding; and

(h) any release or other reduction of the obligations of New Operator under the OTA[; and

(i) Those rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives, to the extent permitted by law, any and all rights and defenses, including without limitation, any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, and 2899 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726 or any of such sections]. DRAFTING NOTE: THIS CLAUSE TO BE DELETED IF THE GUARANTY IS NOT GOVERNED BY CA LAW.

2. Guarantor agrees that no acts or omissions of Licensee taken after the date hereof shall in any way release, diminish, or affect the absolute nature of Guarantor’s obligations and liabilities hereunder. Guarantor’s obligations and liabilities under this Guaranty are primary, absolute and unconditional under any and all circumstances and until the obligations of New Operator under the OTA are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 2, be deemed a legal or equitable discharge or release of Guarantor.

3. Guarantor does hereby acknowledge that it is executing this Guaranty knowingly and voluntarily and that the execution of this Guaranty is a material inducement to the willingness of Licensee to enter into the OTA and consummate the transaction provided for therein.

4. Guarantor does hereby represent and warrant that it has full power and authority to enter into this Guaranty and that this Guaranty is the valid and binding obligation of Guaranty and is enforceable against Guarantor in accordance with its terms except as such enforceability may be limited by creditors rights laws and general principals of equity.

Exhibit E-24

5. All rights, remedies and recourse afforded to Licensee by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise and are non exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Licensee may have.

6. If for any reason whatsoever New Operator now or hereafter becomes indebted to Guarantor or any affiliate of any Guarantor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the obligations of New Operator to Licensee under the OTA.

7. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

8. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees and reasonable costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

9. Any notices or demands under this Guaranty shall be sent to Licensee at the address set forth in the OTA and to Guarantor at the address set forth in the OTA for New Operator.

10. This Guaranty shall be governed by and construed in accordance with the laws of the State without regard to principles of conflicts of law.

IN WITNESS WHEREOF, Guarantor does hereby execute this Guaranty as of the      day of             , 20    .

By:
Its:

Exhibit E-25

EXHIBIT A

DEFINITIONS

“Affiliate Ancillary Services” shall have the meaning set forth in Section 9.4.

“Ancillary Services Equipment” shall mean any and all property located at the Facility which is owned by Licensee, any Sun Affiliates, or any other third parties, as the same was used in the provision of Affiliate Ancillary Services at the Facility.

“Assigned Admission Agreements” shall mean the admissions agreements with the persons who are residing at the Facility on the Effective Date.

“CHOW Liabilities” shall mean any and all costs associated with the change of ownership process including, but not limited to, any physical plant or other changes required to bring the Facility into compliance with the currently effective licensure and certification or other legal requirements if and to the extent it is not currently in such compliance and such compliance is required as a matter of State or federal law and Licensee was not required prior to the Effective Date and independent of the change of ownership process to make such changes.

“Claims” shall mean claims, damages, liabilities, costs, expenses or other charges incurred by, assessed against or paid.

“CMS” shall mean the United States Department of Health and Human Services’ Centers for Medicare & Medicaid Services.

“COBRA” shall mean Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code.

“Computer and Telecom Systems” shall mean all of the computer hardware and software and other fixed assets described in Exhibit E which is owned or leased by Licensee or its affiliates, including SunBridge, SunDance and Sun.

“Department” shall mean                                         .

“Effective Date” shall mean the date on which New Operator is duly licensed by the Department to operate the Facility under the laws of the State.

“Excluded Affiliate Contracts” shall mean contracts in effect between Licensee and its affiliates which will not be assigned to New Operator or otherwise continued with New Operator on the Effective Date.

“Execution Date” shall have the meaning set forth in the introductory paragraph to this Agreement.

Exhibit E-26

“Facility” shall mean                                         .

“Facility Trade Names” shall have the meaning set forth in Section 10.2.

“Facility Records Provisions” shall have the meaning set forth in Section 8.

“Guarantor” shall mean                                         .

“Guaranty” shall mean the Guaranty Agreement of even date herewith executed by Guarantor in favor of Licensee.

“Indemnity Notice” shall have the meaning set forth in Section 12.2.

“Independent Accounting Firm” shall mean such independent accounting firm of national or regional reputation as is mutually appointed by the Licensee and the New Operator and having no current relationship with either Licensee or New Operator or any affiliate thereof.

“Inventory” shall mean all consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, nursing supplies, medical supplies, housekeeping supplies, laundry supplies, maintenance supplies, office supplies, dietary supplies, other supplies and food) which are located at the Facility.

“Inventory Consideration” shall mean the sum of                                         .

“Landlord” shall mean                                         , a                                         .

“Lease” shall mean that certain [Master Lease/Lease] dated as of                                          by and between Landlord and Licensee.

“Licensee’s A/R” shall mean all unpaid accounts receivable with respect to the Facility which relate to the period prior to the Effective Date, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to the Effective Date even if such adjustments occur after the Effective Date.

“Licensee’s Reconciliation Representative” shall mean an employee, representative or designated agent of Licensee.

“Licensee’s Representatives” shall have the meaning set forth in Section 13.1.

“Licensure Approvals” shall mean the receipt of all State and CMS approvals to operate [a skilled nursing facility/assisted living facility] with [Medicaid and Medicare certification]. DRAFTING NOTE: TO BE REVISED TO FIT THE TRANSACTION.

“LTA” shall have the meaning set forth in Section 1.3.

Exhibit E-27

“Master Operating Contracts” shall mean any contract in the name of Sun, SunBridge or any affiliate thereof which covers equipment located at, or services provided to, the Facility as well as other facilities operated by Licensee’s affiliates.

“New License” shall mean an actual physical license from the Department naming New Operator as the “licensee” of the Facility entitled to operate the Facility.

“New Operator Lender” shall mean a lender providing financing pursuant to which the accounts receivable of the Facility related to the period from and after the Effective Date are collateral for such financing.

“Operating Contracts” shall mean all vendor, service, equipment and other contracts and agreements in effect with respect to the Facility, including, but not limited to, the contract with SunDance Rehabilitation Corporation for the provision of rehabilitation services to the Facility, but specifically excluding Payor Contracts.

“Outside Date” shall mean                                         .

“Payor Contracts” shall mean all contracts with various third party payors, such as managed care providers and commercial insurance companies, which are specific to the Facility and which are not Master Operating Contracts.

“Prime Contract” shall have the meaning set forth in Section 1.5. DELETE IF NO VA CONTRACT.

“Reimbursement Obligations” shall mean any obligation to repay payments from Medicare and Medicaid with respect to its operations at the Facility prior to the Effective Date.

“Resident Trust Funds” shall mean any resident trust funds and residents’ property held by Licensee as of the Effective Date in trust for residents at the Facility.

“Retained Employees” shall have the meaning set forth in Section 5.3.

“State” shall mean the State of                             .

“Subsequent Operator” shall have the meaning set forth in Section 8.7.

“Subsequent OTA” shall have the meaning set forth in Section 8.7.

“Sun” shall mean Sun Healthcare Group, Inc., a Delaware corporation.

“Sun Affiliates” shall have the meaning set forth in Section 9.4.

Exhibit E-28

“SunBridge” shall mean SunBridge Healthcare, LLC, a New Mexico limited liability company.

“SunDance” shall mean SunDance Rehabilitation Corporation, a Connecticut corporation.

“Tenant Personal Property” shall mean the property owned by Licensee and located at the Facility and more fully described in Exhibit F attached hereto.

“Termination Date” shall have the meaning set forth in Section 9.3.

[“VA” shall have the meaning set forth in Section 1.5.

“VA Residents” shall have the meaning set forth in Section 1.5.

“VA Subcontract” shall have the meaning set forth in Section 1.5.—DELETE IF NO VA CONTRACT]

“Vehicle” shall mean the vehicle(s), if any, listed on Exhibit C.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act.

Exhibit E-29

EXHIBIT B-1

FORM OF LENDER ACKNOWLEDGEMENT

                    , 20

VIA FACSIMILE: [**Insert transferor fax no.**]

[**Insert transferor entity address**]

Attention:

Re:	[**Insert facility name**]
[**Insert facility address**] (the “Facility”)

The undersigned entity (“Lender”) has provided financing to                                          (the “Borrower”), which is secured by, among other things, the accounts receivable of the Borrower. Lender has been advised that on                     , 20     (the “Closing Date”), the Borrower assumed operational and financial responsibility for the Facility, and that the Facility was previously operated by                                          (“Transferor”), pursuant to that certain Operations Transfer Agreement dated as of                     , 20     (“Transfer Agreement”). The undersigned further acknowledges and agrees that the Transferor has granted to                                          a perfected lien on the unpaid accounts receivable with respect to the Facility which relate solely to the period prior to the Closing Date, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to the Closing Date even if such adjustments occur after the Closing Date (the “Transferor A/R”).

This letter will serve to confirm that, notwithstanding anything to the contrary which may be set forth in any agreements between Lender and the Borrower, Lender acknowledges that, in its capacity as a lender to the Borrower, it has no interest in, or lien on, the Transferor A/R and, subject to the provisions herein, agrees to hold in trust for your benefit and to remit promptly to Transferor, at Transferor’s address set forth above, any of the Transferor A/R which it may receive at any time after the Closing Date.

Sincerely,

[**Insert Lender name**]

By:
Name:
Title:

Exhibit E-30

EXHIBIT B-2

FORM OF NEW OPERATOR REPRESENTATION LETTER

                    , 20

VIA FACSIMILE:

Re:                                          (the “Facility”)

Ladies and Gentlemen:

Pursuant to our obligations under Section 6.11 of the Operations Transfer Agreement dated                     , 20     (the “OTA”) for the transfer of operations for the Facility, please be advised and noticed that, the undersigned has not entered into any financing arrangement with any lender whereby the accounts receivable of the Facility have been used, pledged or hypothecated as collateral for such financing.

In the event that, within twelve (12) months following the date of this letter, we enter into any financing arrangement with a lender whereby the accounts receivable of the Facility are used, pledged or hypothecated as collateral for such financing, pursuant to our ongoing obligation under said Section 6.10 of the OTA, we will promptly and timely inform the addressees of this letter of such financing and use commercially reasonable efforts to cause the delivery to you of an appropriately executed Lender Acknowledgement, in the form attached as Exhibit “B-1” to the OTA.

Sincerely,

By:
Name:
Title:

Exhibit E-31

Exhibit “A”

[TO EXHIBIT B-2 OF THE OPERATIONS TRANSFER AGREEMENT]

FORM OF NEW LENDER LETTER

[SEE EXHIBIT B-1 OF THE OPERATIONS TRANSFER AGREEMENT FOR THE

FORM OF THE SAME]

Exhibit E-32

EXHIBIT C

VEHICLES LOCATED AT THE FACILITY AND PROPOSED

DISPOSITION THEREOF ON THE EFFECTIVE DATE

Exhibit E-33

EXHIBIT D

ANCILLARY SERVICES EQUIPMENT TO BE REMOVED

FROM FACILITY

Exhibit E-34

EXHIBIT E

COMPUTER HARDWARE AND SOFTWARE AND TELECOMMUNICATIONS

EQUIPMENT AND SERVICE INFORMATION

AND APPLICABLE RENT AND SERVICE FEE

Exhibit E-35

EXHIBIT F

TENANT PERSONAL PROPERTY

Exhibit E-36

Schedule 1.5

FORM OF VA SUBCONTRACT

SUBCONTRACT AGREEMENT

BETWEEN

AND

This Agreement (hereinafter referred to as “Subcontract”) constitutes the entire agreement between                                         , hereafter, the “Prime Contractor,” and                                         , hereafter, the “Subcontractor,” for services to be performed in furtherance of Prime Contractor’s Agreement No.                                          for nursing home services to be rendered to the Department of Veterans Affairs (the “VA”), including all attachments, formal modifications, and amendments (the “Prime Contract”).

WHEREAS Prime Contractor, operating under the name of                                         , was awarded the Prime Contract by the Department of Veterans Affairs (hereinafter referred to as the “Government”); and

WHEREAS Prime Contractor and Subcontractor have entered into an agreement dated                     , 20     (the “OTA”), whereby Subcontractor has to assume operational and financial responsibility for the long term care facility commonly known as                                          (the “Facility”) as of the Effective Date (as defined in the OTA); and

WHEREAS under the terms of the OTA, Subcontractor is required to secure the New VA Contract (as defined in the OTA); and

WHEREAS the parties wish to allow Subcontractor for a limited period of time to continue to provide services to the residents of the Facility whose care is paid for by the VA under the terms of the Prime Contract in the event Subcontractor has not secured the New VA Contract as of the Effective Date;

NOW THEREFORE the parties agree as follows:

Exhibit E-37

ARTICLE I – SCOPE OF WORK AND PAYMENT

1. Incorporation Of Prime Contract. The Prime Contract, as currently resident in the Prime Contractor’s official contract file, is incorporated by reference herein. To give effect to the provisions contained therein, references in the Prime Contract to Prime Contractor shall be construed, for purposes of this Subcontract, as referring to Subcontractor, except as explicitly stated below.

2. Subcontractor Responsibility. During the Term (as hereinafter defined), Subcontractor shall (i) be responsible for and shall perform all requirements of the Prime Contract but only as they relate to the Facility, it being understood and agreed that certain obligations imposed on Prime Contractor under the Prime Contract are not specific to the Facility and thus will be and remain the responsibility of Prime Contractor and (ii) upon request shall provide to Prime Contractor such information with respect to its operation of the Facility during the Term as Prime Contractor may need to fulfill certain reporting obligations imposed on it under the terms of the Prime Contract. All work to be performed by Subcontractor under this Subcontract will be performed in accordance with the Prime Contract’s requirements.

3. Payment. Subcontractor shall be entitled to bill the VA for, and to collect when paid by the VA, all Amounts (as hereinafter defined) due and owing under the terms of the Prime Contract in connection with the services provided by Subcontractor thereunder at the Facility during the Term hereof; provided, however, if and to the extent any such amounts are paid to Prime Contractor rather than Subcontractor, they shall be remitted by Prime Contractor to Subcontractor in accordance with the provisions of Section 6 of the OTA; and provided, further, that to the extent Subcontractor receives during the Term of this Agreement any Amounts from the VA which relate to periods prior to the Term, it shall remit the same to Prime Contractor in accordance with the terms of Section 6 of the OTA. “Amounts” includes, without limitation, progress payments, final payments, credits, damages, incentives, and payments pursuant to claims, requests for equitable adjustment, or termination settlements.

ARTICLE II – RELATIONSHIP OF THE PARTIES

1. Cooperation. Both parties shall fully cooperate with each other to ensure that all requirements of the Prime Contract and any orders issued thereunder are satisfied, and that the transition of performance occurs without disruption or inconvenience to the Government. At the request of Subcontractor, Prime Contractor will execute any document which is necessary or desirable for the performance of the Prime Contract with respect to the Facility or for the implementation of this Subcontract.

2. Communications with Government. Prime Contractor will not initiate any communication with the Government which relates to services provided at the Facility or the payment therefore during the Term without the knowledge and consent of the Subcontractor. If the Government initiates any such communication, the Prime Contractor will, to the extent practicable, include the Subcontractor in the

Exhibit E-38

communication. Prime Contractor agrees to share and discuss with Subcontractor the contents of any meeting, conversation, or correspondence between itself and the Government which relates to services provided at the Facility or the payment therefore during the Term under the terms of the Prime Contract. Prime Contractor shall insure that all written communications from the Government referring to or relating to the Prime Contract and which relate to services rendered at the Facility during the Term are promptly forwarded to Subcontractor and Subcontractor shall insure that all written communications from the Government referring to or relating to the Prime Contact and which relate to service rendered at the Facility prior to the Term are promptly forwarded to Prime Contractor.

3. Agency and Power Of Attorney. Prime Contractor irrevocably appoints Subcontractor to act as its agent and attorney in fact for all purposes related to performance and administration of the Prime Contract as it relates to the Facility only, it being understood and agreed that Subcontractor shall have no authority to take any action with respect to the Prime Contract which would affect any other facility covered by the terms thereof which is owned or operated by Prime Contractor or any affiliate thereof. Subject to the foregoing limitation, the rights granted to Subcontractor under this Section II(3), shall include but not be limited to, the following:

(a) Subcontractor is authorized to respond to all Government requests, execute documents and in all other respects to act in the name of Prime Contractor with the power and authority to bind Prime Contractor.

(b) Subcontractor shall attend as Prime Contractor’s agent all meetings between the Government and Prime Contractor regarding the Prime Contract.

(c) Subcontractor may receive any and all amounts, funds, payments, credits and receipts from the Government or other parties relating to the Prime Contract, may negotiate any instruments constituting the same, and may deposit the same into accounts to be established by Prime Contractor for the sole benefit of Subcontractor.

4. Government Consent and Disclosure. Prime Contractor warrants to Subcontractor that it has notified the Government of its intent to enter into this Subcontract and has obtained the Government’s consent, if such consent is required by the Prime Contract or otherwise. The parties hereby agree that the contents of this Subcontract may be made known to the Government.

ARTICLE III – TERM AND TERMINATION

1. Term. Unless earlier terminated pursuant to Section III(2), the term of this Subcontract and period of performance shall commence on the Effective Date as defined in the OTA and shall continue until the earlier to occur of the execution of the New VA Contract by Subcontractor or the 45th day after the Effective Date (the “Term”) , it being understood and agreed that in the event Subcontractor has not secured the New

Exhibit E-39

VA Contract within such forty five (45) day period, then Subcontractor shall have no further rights under this Subcontract and shall be required to take such action as may be necessary to promptly transfer the VA Residents (as defined in the OTA) from the Facility to other facilities in the same geographic area, including other facilities operated by Prime Contractor or Subcontractor, which have contracts in effect with the VA for the payment for the care rendered to the VA Residents. Notwithstanding the foregoing, this Subcontract shall be null and void and of no force and effect in the event Subcontractor has secured the New VA Contract as of the Effective Date and has provided Prime Contractor with evidence thereof.

2. Government Termination. This Subcontract shall terminate to the extent that the Government terminates the Prime Contract or that portion thereof which relates to the Facility. If and to the extent that the Prime Contract is terminated in whole or in part by the Government as to the Facility, Subcontractor shall be entitled to receive all compensation due the Prime Contractor in accordance with the applicable termination clause at FAR 52.212-4 Contract Terms and Conditions – Commercial Items (May 1999) which is set forth in Section D.1 of the Prime Contract and Subcontractor shall be required to take such action as may be necessary to promptly transfer the VA Residents from the Facility to other facilities in the same geographic area, including other facilities operated by Prime Contractor or Subcontractor, which have contracts in effect with the VA for the payment for the care rendered to the VA Residents.

ARTICLE IV –INSURANCE, INDEMNITY AND

COMPLIANCE WITH APPLICABLE LAWS

1. Insurance. Throughout the term of this Subcontract, each party shall procure and maintain in force and effect the types of insurance and levels of coverages listed in Section D.3 of the Prime Contract. A party shall provide proof of such insurance and levels of coverage to the other party upon reasonable request. Upon request, each such party shall make the other an additional named insured.

2. Indemnity. Subcontractor agrees to indemnify and defend and hold harmless Prime Contractor from and against any allegation of violation or violation of the Prime Contract or any legal requirements imposed by the Government in connection with the payments made under the Prime Contract, including, but not limited to, any allegations related to the care rendered by Subcontractor to the patients covered by the Prime Contract or for overpayment by the Government to Subcontractor for the services provided by Subcontractor during the Term of this Agreement under the Prime Contract.

3. Legal Requirements. The parties agree to take necessary precautions to assure compliance with all legal requirements pertaining to Government contracting generally and the Prime Contract in particular.

ARTICLE V – CONFIDENTIALITY

Exhibit E-40

1. Confidential Information. Confidential information marked as such, or known to the receiving party to be confidential and proprietary to the disclosing party (hereinafter referred to as “Confidential Information”), will not be disclosed to a third party, except as authorized by the disclosing party. The receiving party is authorized to use Confidential Information in furtherance of the objectives of the Subcontract and in the performance and administration of the Prime Contract and any orders issued thereunder, and is granted any necessary license or permission by the disclosing party to do so. Disclosure of Confidential Information to third parties is authorized solely to the extent that such information is known or available to the trade or to the public or to the receiving party, without restriction, at the time of disclosure or becomes publicly available through no action of the receiving party. It is agreed that each of the parties hereto will protect and restrict access to Confidential Information with the same diligence as if it were its own.

With respect to Confidential Information which will be disclosed or delivered to the Government, if the Information was marked with a restrictive notice by the originating party, the disclosing party will retain the restrictive notice, or will substitute the notice prescribed by the Government for such purposes, provided that the Prime Contract authorizes use of such a notice. If either party is notified that the Government proposes to disclose any such Confidential Information to a third party or is considering doing so, it will notify the other party. If the Prime Contractor receives such notice regarding Confidential Information of the Subcontractor, the Prime Contractor agrees to cooperate in either authorizing or contesting such disclosure.

In the event of an authorized disclosure by a party to a third party other than the Government, any restrictive notice will be retained on any information so disclosed.

Upon termination or expiration of this Subcontract and completion of all deliverable requirements contained in this Subcontract and in any orders issued thereunder outstanding as of the date of termination or expiration, the parties agree to return all Confidential Information and copies thereof in their possession to the disclosing party or destroy all such Confidential Information and copies and provide sworn statement attesting to such destruction to the disclosing party.

As between the Subcontractor and the Prime Contractor, the foregoing provisions as to the disclosure and use of Confidential Information shall expire five (5) years from the date such information is received by the receiving party.

2. Contract Information. There shall be no dissemination or publication, except within and between the Prime Contractor, the Subcontractor and the Government, of information developed under this Subcontract or contained in the reports to be furnished pursuant to this Subcontract, without prior written approval of the Subcontractor.

3. Survival. The provisions of this Article V shall survive termination or expiration of the Term of this Subcontract.

Exhibit E-41

ARTICLE VI – DISPUTES

1. Resolution of Disputes. For the purposes of this Subcontract, the terms “claim,” “certification” or “certify,” and “dispute” shall have the meaning of the same terms as used in the Contract Disputes Act of 1978 (41 U.S.C. §§ 601-613), FAR Subpart 33.2, Disputes and Appeals, and FAR 52.233-1, Disputes (7/02).

2. Procedure. To the extent that a claim or dispute between the Prime Contractor and the Subcontractor arises from the action or inaction of the Government (including the interpretation and construction of provisions of this Subcontract originating in the Prime Contract), the parties to this Subcontract will participate in the disputes process set forth in the Prime Contract in accordance with all applicable laws, regulations, and judicial and administrative rulings. In the event of a denial of a claim by the Contracting Officer with respect to services provided by Subcontractor during the Term, to the extent required by the terms of the Prime Contract, Prime Contractor shall, at the sole cost and expense of Subcontractor, appeal or file suit pursuant to the Contract Disputes Act and implementing regulations at the request of Subcontractor, or, to the extent permitted by the terms of the Prime Contract, permit the Subcontractor to proceed, at Subcontractor’s sole cost and expense, with such appeal or suit in the Prime Contractor’s name. The parties will be bound by the results of that process. Each party shall keep the other party reasonably updated with respect to any such appeals or legal proceeding which it is handling.

Subcontractor is authorized to settle and resolve all claims, demands and disputes relating to services provided by Subcontractor at the Facility under the terms of the Prime Contract during the Term, in the name and as the agent of the Prime Contractor. Subcontractor shall have no authority to resolve any claims, demands or disputes relating to services provided by Prime Contractor at the Facility prior to the Term or at any other facility covered by the Prime Contract, whether prior to, during or after the Term.

To the extent that a claim or dispute between the Prime Contractor and the Subcontractor does not arise from the action or inaction of the Government, but rather solely from the action or inaction of a party to this Subcontract, then it shall be resolved in accordance with the OTA.

3. Continuation of Performance. The Prime Contractor and the Subcontractor shall proceed diligently with performance of this Subcontract, pending final resolution of any request for relief, claim, appeal, dispute or action arising under or in connection with the Subcontract.

ARTICLE VII – MISCELLANEOUS

1. Waiver. The waiver or failure of either party to enforce the terms of this Subcontract shall not constitute a waiver of that party’s rights under this Subcontract with respect to any other violation of the same or other terms.

Exhibit E-42

2. Entire Agreement. This Subcontract and the OTA contain the entire understanding between the parties hereto relating to the subject matter hereof and supersede all prior negotiations, agreements, communications and writings with respect to this Subcontract. This Subcontract may only be amended by a writing signed by both parties hereto.

3. Severability. The provisions of this Subcontract are independent and severable. To the extent that any one provision is rendered inoperative, or is contrary to law, the parties agree that, to the extent possible, all other provisions of the Subcontract shall be given full force and effect.

4. Section Headings. Section headings are provided for purposes of convenience only, and do not limit the scope or effect of the provisions and clauses of this Subcontract.

5. Applicable Law. This Subcontract shall be interpreted, and construed under (in order of preference) the law applicable to Federal contracts, and the law of the State (as defined in the OTA).

6. Notices. Any notice or communication required to be given by this Subcontract must be delivered as if a notice under the OTA.

7. Authority. This Subcontract is executed by individuals who are duly authorized to legally bind their respective organizations.

Exhibit E-43

IN WITNESS WHEREOF, the parties have caused this Subcontract to be duly executed effective this      day of             , 20    .

PRIME CONTRACTOR:

By:

Name:

Title:

SUBCONTRACTOR:

By:

Name:

Title:

Exhibit E-44

Schedule 2.1

BILL OF SALE

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                         , a                                          (“Seller”) does hereby grant, bargain, sell, convey and transfer to                                         , a                                          (“Purchaser”) all of its right, title and interest, if any, in and to, all and singular, the __________________, as those terms are defined in that certain Operations Transfer Agreement dated                     , 20     between Seller and Purchaser (the “OTA”) free and clear of all liens and encumbrances.

Dated this      day of             , 20    .

By:
Its:

Exhibit E-45

Schedule 2.3

ASSIGNMENT AGREEMENT

This Agreement is made and entered into effective as of the      day of             , 200     (the “Effective Date”) by and between                                         , a                                          (“Assignor”) and                                         , a                                          (“Assignee”).

RECITALS

A. Assignor is the lessee of that [long term care/assisted living] facility known as                                          and located at                                          (the “Facility”).

B. Assignor and Assignee have entered into a certain Operations Transfer Agreement dated as of                     , 20     (the “OTA”), pursuant to which Assignor has agreed to transfer and assign to Assignee and Assignee has agreed to take and accept from Assignor, all of Assignor’s right title and interest in and to the Assigned Admission Agreements.

C. Assignor and Assignee are desirous of documenting the terms and conditions under which said assignment and assumption will occur.

D. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the OTA.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1. Assignment. As of the Effective Date, Assignor does hereby sell, assign, transfer and convey to Assignee all of Assignor’s right, title and interest, if any, in and to the Assigned Admission Agreements; provided, however, nothing herein shall be construed as imposing any liability on Assignee with respect to the Assigned Admission Agreements as a result of the acts or omissions of Assignor or of its officers, employees, contractors, agents or affiliates thereunder prior to the Effective Date or as imposing any liability on Assignor with respect to the Assigned Admission Agreements as a result of the acts or omissions of Assignee or of its officers, employees, contractors, agents or affiliates from and after the Effective Date.

2. Assumption. From and after the Effective Date, Assignee does hereby accept the sale, assignment, transfer and conveyance of Assignor’s right, title and interest, if any, in and to the Assigned Admission Agreements; provided, however, nothing herein shall be construed as imposing any liability on Assignee with respect to the Assigned

Exhibit E-46

Admission Agreements as a result of the acts or omissions of Assignor or its officers, employees, contractors, agents or affiliates thereunder prior to the Effective Date or as imposing any liability on Assignor with respect to the Assigned Admission Agreements as a result of the acts or omissions of Assignee or its officers, employees, contractors, agents or affiliates thereunder from and after the Effective Date.

3. Governing Law/Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State and may not be amended or modified except by written instrument signed by the parties hereto.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement provided the manually executed counterpart is thereafter delivered unless such delivery is waived by the receiving party.

5. Attorneys’ Fees. In the event of a dispute among the parties hereto with respect to the subject matter hereof, the prevailing party in any such dispute shall be entitled to collect from the other any and all attorneys’ fees and costs.

6. Entirety. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, it being understood and agreed that nothing herein shall affect the rights and obligations of Assignor and Assignee under the OTA.

7. Notices. Any notice, request or other communication to be given by either party hereunder shall be in writing and shall be sent to the parties and in the manner specified in the OTA.

8. Severability. Should any one or more of the provisions hereof be deemed to be invalid or unenforceable said determination shall not affect the validity or enforceability of the remaining terms hereof.

9. Captions. The captions in this Agreement have been inserted for convenience of reference only and shall not be construed to define or to limit any of the terms or conditions hereof.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

ASSIGNOR:

By:
Its:

Exhibit E-47

ASSIGNEE:

By:
Its:

Exhibit E-48

SCHEDULE 1A

SCHEDULE OF LANDLORD ENTITIES

Facility Name	Landlord Entity

SCHEDULE 1A-1

SCHEDULE 1B

SCHEDULE OF TENANT ENTITIES

Facility Name	Tenant Entity

SCHEDULE 1B-1

TO

MASTER LEASE

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

(iv)

(continued)

(v)

(continued)

EXHIBITS AND SCHEDULES

EXHIBIT A SCHEDULE OF FACILITIES

EXHIBIT B LEGAL DESCRIPTIONS

EXHIBIT C TENANT PERSONAL PROPERTY

EXHIBIT D SCHEDULE OF ALLOCATED INITIAL INVESTMENT AMOUNTS

EXHIBIT E FORM OF OPERATIONS TRANSFER AGREEMENT

SCHEDULE 1A SCHEDULE OF LANDLORD ENTITIES

SCHEDULE 1B SCHEDULE OF TENANT ENTITIES

(vi)